Exhibit 4 (Q)

CONFORMED COPY

HELLER FINANCIAL, INC.
(as issuer and guarantor)

HELLER FINANCIAL CANADA, LTD.
(as issuer)

U.S.$2,000,000,000

EURO MEDIUM-TERM NOTE PROGRAMME

PROGRAMME MANUAL

1.	SIGNED FOR IDENTIFICATION

SIGNED for the purposes of identifying this Programme Manual as the Programme Manual referred to in the Programme Documents defined below:

HELLER FINANCIAL, INC.

By:	LAURALEE E. MARTIN

Title:	EVP AND CHIEF FINANCIAL OFFICER

HELLER FINANCIAL CANADA, LTD.

By:	PAUL HAGY

Title:	ASSISTANT TREASURER

DEUTSCHE BANK AG LONDON

By:	DAVID BLOFELD	ALAN COSTER

Title:	ASSISTANT VICE PRESIDENT	VICE PRESIDENT

DATED: 26 OCTOBER 2000

2.	THE PROGRAMME

2.1	The Programme Documents

Heller Financial, Inc. ("Heller") and Heller Financial Canada, Ltd. ("Heller Canada" and together with Heller, the "Issuers") have established a Euro Medium-Term Note Programme (the "Programme") for the issuance of notes (the "Notes"), in connection with which they have entered into an amended and restated dealer agreement dated 26 October 2000 (the "Dealer Agreement") and an amended and restated issue and paying agency agreement dated 26 October 2000 (the "Agency Agreement").

2.2	Luxembourg Stock Exchange

Notes may be issued on a listed or unlisted basis. The Issuers have made an application to the Luxembourg Stock Exchange for Notes issued under the Programme to be listed on the Luxembourg Stock Exchange.

2.3	Offering Circular

In connection with such application, the Issuers have prepared an offering circular dated 26 October 2000 (the "Offering Circular"), which expression includes any further offering circular prepared in connection with the listing of the Notes on any other stock exchange on which any Notes may from time to time be listed together with any information incorporated therein by reference).

3.	INTERPRETATION

3.1	Definitions

In this Programme Manual, the Dealer Agreement, the Agency Agreement and the Offering Circular are together referred to as the "Programme Documents". All terms and expressions which have defined meanings in the Programme Documents shall have the same meanings in this Programme Manual except where the context requires otherwise or unless otherwise stated.

3.2	Construction

All references in this Programme Manual to an agreement, instrument or other document (including the Offering Circular, the Dealer Agreement and the Agency Agreement shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time.

3.3	Legal Effect

This Programme Manual is not intended to create legal relations between any of the parties referred to in it or signing it for the purposes of identification. It is intended to illustrate certain ways in which the provisions of the Programme Documents can operate, and to contain suggested forms of certain documents which may be created during the existence of the Programme, but is not intended to affect the construction of any of the Programme Documents. In the case of any conflict between any of the provisions of this Programme Manual and any of the provisions of the Programme Documents, the provisions of the Programme Documents shall prevail.

4.	SETTLEMENT PROCEDURES

4.1	Non-syndicated issues of Notes

The settlement procedures set out in Schedule 1 (Settlement Procedures for Non-Syndicated Issues of Notes) shall apply to each non-syndicated issue of Notes unless otherwise agreed between the relevant Issuer and (where the relevant Issuer is Heller Canada) Heller and the Relevant Dealer.

4.2	Syndicated issues of Notes

The settlement procedures set out in Schedule 2 (Settlement Procedures for Syndicated Issues of Notes) shall apply to each syndicated issue of Notes unless otherwise agreed between the relevant Issuer and (where the relevant Issuer is Heller Canada) Heller and the Relevant Dealers.

4.3	Euroclear and/or Clearstream, Luxembourg

The settlement procedures set out in Schedules 1 (Settlement Procedures for Non-Syndicated Issues of Notes) and 2 (Settlement Procedures for Syndicated Issues of Notes) assume settlement through Euroclear System ("Euroclear") and/or Clearstream

Banking, société anonyme ("Clearstream, Luxembourg"). Settlement through alternative or additional clearing systems is permitted by the Programme but not illustrated in this Programme Manual.

5.	FORMS OF THE NOTES

Schedules 7 (Form of Temporary Global Note), 8 (Form of Permanent Global Note) and 9 (Form of Definitive Note) contain the forms of the Notes. Each Issuer has delivered to the Fiscal Agent a stock of Master Temporary Global Notes and Master Permanent Global Notes (in unauthenticated form but executed on behalf of the relevant Issuer and (where the relevant Issuer is Heller Canada) Heller) based on the forms appearing in Schedules 7 (Form of Temporary Global Note) and 8 (Form of Permanent Global Note), respectively. The forms of Notes appearing in Schedules 7 (Form of Temporary Global Note), 8 (Form of Permanent Global Note) and 9 (Form of Definitive Note ) may be amended or supplemented for use in respect of a particular Tranche of Notes by agreement between the relevant Issuer, Heller (where the relevant Issuer is Heller Canada), the Fiscal Agent and the Relevant Dealer(s).

SCHEDULE 1

SETTLEMENT PROCEDURES FOR NON-SYNDICATED ISSUES OF NOTES

By no later than 2.00 p.m. (Local Time) three Local Banking Days before the Issue Date

The relevant Issuer and (where the relevant Issuer is Heller Canada) Heller agree terms with a Dealer (which in this Schedule includes any institution to be appointed as a Dealer under the Dealer Accession Letter referred to below) for the issue and purchase of Notes (whether pursuant to an unsolicited bid from such Dealer or pursuant to an enquiry by the relevant Issuer).

The Relevant Dealer promptly confirms (by fax) the terms of such agreement to the relevant Issuer and (where the relevant Issuer is Heller Canada) Heller copied to the Fiscal Agent.

The Relevant Dealer instructs the Fiscal Agent to obtain a common code and ISIN code from Euroclear or Clearstream, Luxembourg.

In the case of the first Tranche of Notes of a Series, the Fiscal Agent telephones Euroclear or Clearstream, Luxembourg with a request for a common code and ISIN code for such Series and in the case of a subsequent Tranche of Notes of that Series the Fiscal Agent telephones Euroclear or Clearstream, Luxembourg with a request for a temporary common code and ISIN code for such Tranche.

Each common code and ISIN code is notified by the Fiscal Agent to the relevant Issuer and the Relevant Dealer.

Where the purchasing institution is not a Dealer, arrangements are made for the execution of a Dealer Accession Letter (in or substantially in the form set out in Schedule 4 ( Form of Dealer Accession Letter) to the Programme Manual) and for the collection and review of the required condition precedent documents.

By no later than 3.00 p.m. (Local Time) three Local Banking Days before the Issue Date

The Relevant Dealer (or, if such Dealer so agrees with the relevant Issuer, the relevant Issuer) prepares (or procures the preparation of) the Pricing Supplement based on or substantially on the form set out in Schedule 3 (Form of Pricing Supplement) to the Programme Manual, and sends (by fax) a copy to the relevant Issuer (or, as the case may be, the Relevant Dealer), with a copy to the Fiscal Agent.

By no later than 5.00 p.m. (Local Time) three Local Banking Days before the Issue Date

The Pricing Supplement is agreed between the relevant Issuer and the Relevant Dealer.

The relevant Issuer confirms its instructions to the Fiscal Agent to carry out the duties to be carried out by the Fiscal Agent under the Agency Agreement and:

if a Master Global Note(s) is/are to be used, ensures that the Fiscal Agent receives such details as are necessary to enable it to complete a duplicate or duplicates of the appropriate Master Global Note(s); and

if a Master Global Note(s) is/are not to be used, ensures that there is delivered to the Fiscal Agent an appropriate Temporary Global Note and (if applicable) a Permanent Global Note, in unauthenticated form but executed on behalf of the relevant Issuer and (where the relevant Issuer is Heller Canada) Heller.

The Pricing Supplement is executed and delivered (by fax) to the Relevant Dealer, with a copy to the Fiscal Agent.

If required by the Conditions, a Calculation Agent is appointed.

No later than two Local Banking Days before the Issue Date

The Relevant Dealer instructs Euroclear and/or Clearstream, Luxembourg to debit its account and pay the net subscription moneys to the Fiscal Agent's distribution account with Euroclear and/or Clearstream, Luxembourg for value on the Issue Date, against delivery of the Notes for value the Issue Date to the specified account of the Relevant Dealer with Euroclear or Clearstream, Luxembourg.

The Fiscal Agent receives details of such instructions through the records of Euroclear and/or Clearstream, Luxembourg.

No later than two Luxembourg business days before the Issue Date

In the case of Notes which are to be listed on the Luxembourg Stock Exchange, the Fiscal Agent notifies the Luxembourg Stock Exchange by fax of the details of the Notes to be issued by sending the Pricing Supplement to the Luxembourg Listing Agent for submission to the Luxembourg Stock Exchange.

In respect of the first issue of Notes under the Programme to be listed on the Luxembourg Stock Exchange, the Pricing Supplement needs to be submitted to the Luxembourg Stock Exchange at least four Luxembourg business days prior to the date when listing is intended to be effective.

By no later than the Local Banking Day before the Issue Date

If a Master Global Note(s) is/are to be used, the Fiscal Agent completes a duplicate or duplicates of the appropriate Master Global Note(s), attaches a copy of the relevant Pricing Supplement and authenticates the completed Global Note(s).

If a Master Global Note(s) is/are not to be used, the Fiscal Agent checks and authenticates the completed Global Note(s) supplied to it by the relevant Issuer.

The conditions precedent in the Dealer Agreement are satisfied and/or waived.

The Global Note(s) is/are then delivered by the Fiscal Agent to a common depositary for Euroclear and Clearstream, Luxembourg, to be held in the Fiscal Agent's distribution account to the order of the relevant Issuer, pending payment of the net subscription moneys.

Instructions are given by the Fiscal Agent to Euroclear or, as the case may be, Clearstream, Luxembourg to credit the Notes represented by such Global Note to the Fiscal Agent's distribution account.

If delivery "against payment" is specified in the relevant Pricing Supplement, the Fiscal Agent further instructs Euroclear or, as the case may be, Clearstream, Luxembourg to debit from the Fiscal Agent's distribution account the nominal amount of such Notes which the Relevant Dealer has agreed to purchase and to credit such nominal amount to the account of such Dealer with Euroclear or Clearstream, Luxembourg against payment to the account of the Fiscal Agent of the net subscription moneys for the relevant Tranche of Notes for value the Issue Date.

The Relevant Dealer gives corresponding instructions to Euroclear or Clearstream, Luxembourg.

If delivery "free of payment" is agreed between the parties and specified in the Pricing Supplement, the relevant Issuer, the Relevant Dealer and the Fiscal Agent may agree alternative payment, settlement and delivery arrangements.

By no later than 3.00 p.m. (Local Time) one Local Banking Day before the Issue Date

In the case of Floating Rate Notes, the Fiscal Agent notifies Euroclear, Clearstream, Luxembourg, the relevant Issuer, the relevant stock exchange (if applicable) and the Relevant Dealer by fax of the Rate of Interest for the first Interest Period (if already determined).

Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

On the Issue Date

Euroclear and/or Clearstream, Luxembourg debit and credit accounts in accordance with instructions received by them.

Upon receipt of the net subscription moneys, the Fiscal Agent transfers such moneys for value to such account as has been designated by the relevant Issuer.

On or subsequent to the Issue Date

The Fiscal Agent notifies the relevant Issuer forthwith in the event that the Relevant Dealer does not pay the net subscription moneys due from it in respect of a Note.

If the applicable US selling restrictions are "Regulation S - Category 2", the Relevant Dealer promptly notifies the Fiscal Agent that the distribution of the Notes purchased by it has been completed. The Fiscal Agent promptly notifies the relevant Issuer, the Relevant Dealer, Euroclear and Clearstream, Luxembourg of the date of the end of the distribution compliance period with respect to the relevant Tranche of Notes.

On the Exchange Date (if necessary)

In the case of the first Tranche of a Series, where the Pricing Supplement for such Tranche specifies that a Temporary Global Note shall be exchangeable for a Permanent Global Note:

if a Master Permanent Global Note is to be used, the Fiscal Agent completes a duplicate of the Master Permanent Global Note, attaches a copy of the relevant Pricing Supplement, authenticates the completed Permanent Global Note (to the extent not already done) and delivers it to the common depositary for Euroclear and Clearstream, Luxembourg; and

If a Master Permanent Global Note is not to be used, the Fiscal Agent checks and authenticates the completed Permanent Global Note supplied to it by the relevant Issuer (to the extent not already done) and delivers it to the common depositary for Euroclear and Clearstream, Luxembourg.

A Temporary Global Note may only be exchanged for a Permanent Global Note upon certification as to non-U.S. beneficial ownership and, in the case of an issue by Heller Canada, as to non-Canadian residence.

SCHEDULE 2

SETTLEMENT PROCEDURES FOR SYNDICATED ISSUES OF NOTES

No later than 10 Local Banking Days before the Issue Date (or such other number of days agreed between the relevant Issuer, the Mandated Dealer and the Fiscal Agent)

The relevant Issuer and (where the relevant Issuer is Heller Canada) Heller agree terms with a Dealer (which expression in this Schedule includes any institution to be appointed as a Dealer under the Subscription Agreement referred to below) for the issue and purchase of Notes (whether pursuant to an unsolicited bid from such Dealer or pursuant to an enquiry by the relevant Issuer), subject to the execution of the Subscription Agreement referred to below.

The Mandated Dealer promptly confirms (by fax) the terms of such agreement to the relevant Issuer and (where the relevant Issuer is Heller Canada) Heller, copied to the Fiscal Agent.

The Mandated Dealer may invite other Dealers approved by the relevant Issuer to join the syndicate either on the basis of an invitation telex agreed between the relevant Issuer and the Mandated Dealer or on the terms of the Pricing Supplement referred to below and the Subscription Agreement.

The Mandated Dealer instructs the Fiscal Agent to obtain a common code and ISIN code from Euroclear or Clearstream, Luxembourg.

In the case of the first Tranche of Notes of a Series, the Fiscal Agent telephones Euroclear or Clearstream, Luxembourg with a request for a common code and ISIN code for such Series and in the case of a subsequent Tranche of Notes of that Series the Fiscal Agent telephones Euroclear or Clearstream, Luxembourg with a request for a temporary common code and ISIN code for such Tranche.

Each common code and ISIN code is notified by the Fiscal Agent to the relevant Issuer and the Mandated Dealer.

The Mandated Dealer (or, if such Dealer so agrees with the relevant Issuer, the relevant Issuer) prepares (or procures the preparation of) the Pricing Supplement based on or substantially on the form set out in Schedule 3 (Form of Pricing Supplement) to the Programme Manual. A draft Subscription Agreement (in or substantially in substantially the form of Schedule 3 (Pro Forma Subscription Agreement) to the Dealer Agreement or such other form as may be agreed between the relevant Issuer and the Relevant Dealers) is also prepared.

Copies of the draft Pricing Supplement and draft Subscription Agreement are submitted for approval to each lawyer required to give a legal opinion in connection with the issue.

At least two full business days before the Subscription Agreement is intended to be signed

The Mandated Dealer sends a copy of the draft Subscription Agreement and the draft Pricing Supplement to the other Relevant Dealers.

At the same time the Mandated Dealer sends a copy of the Offering Circular and Dealer Agreement (together with such other conditions precedent documents) to any other Relevant Dealer which has not previously received such documents.

By 5.00 p.m. (Local Time) no later than three Local Banking Days before the Issue Date

The Subscription Agreement and Pricing Supplement are agreed and executed and a copy of the Pricing Supplement is sent by fax to the Fiscal Agent.

The relevant Issuer confirms its instructions to the Fiscal Agent to carry out the duties to be carried out by the Fiscal Agent under the Agency Agreement and:

if a Master Global Note(s) is/are to be used, ensures that the Fiscal Agent receives such details as are necessary to enable it to complete a duplicate or duplicates of the appropriate Master Global Note(s); and

if a Master Global Note(s) is/are not to be used, ensures that there is delivered to the Fiscal Agent an appropriate Temporary Global Note and/or a Permanent Global Note (as the case may be), in unauthenticated form but executed on behalf of the relevant Issuer.

If required by the Conditions, a Calculation Agent is appointed.

No later than two Local Banking Days before the Issue Date

The Relevant Dealers instruct Euroclear and/or Clearstream, Luxembourg to debit their accounts and pay the net subscription moneys, for value the Issue Date, to the "New Issues Securities Clearance Account" of the Mandated Dealer with Euroclear and Clearstream, Luxembourg against delivery of the Notes for value the Issue Date, to the specified accounts of the Relevant Dealers with Euroclear or Clearstream, Luxembourg.

No later than two Luxembourg business days before the Issue Date

In the case of Notes which are to be listed on the Luxembourg Stock Exchange, the Fiscal Agent notifies the Luxembourg Stock Exchange by fax of the details of the Notes to be issued by sending the Pricing Supplement to the Luxembourg Listing Agent for submission to the Luxembourg Stock Exchange.

In respect of the first issue of Notes under the Programme to be listed on the Luxembourg Stock Exchange, the Pricing Supplement needs to be submitted to the Luxembourg Stock Exchange at least four Luxembourg business days prior to the date when listing is intended to be effective.

By 3.00 p.m. (Local Time) no later than one Local Banking Day before the Issue Date

In the case of Floating Rate Notes, the Fiscal Agent notifies Euroclear, Clearstream, Luxembourg, the relevant Issuer, the relevant stock exchange (if applicable) and the Mandated Dealer by fax of the Rate of Interest for the first Interest Period (if already determined).

Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

On the "Payment Instruction Date", being either the Issue Date or, in the case of a pre-closed issue, the day which is one Local Banking Day before the Issue Date

If a Master Global Note(s) is/are to be used, the Fiscal Agent completes a duplicate or duplicates of the appropriate Master Global Note(s), attaches a copy of the relevant Pricing Supplement and authenticates the completed Global Note(s).

If a Master Global Note(s) is/are not to be used, the Fiscal Agent checks and authenticates the completed Global Note(s) supplied to it by the relevant Issuer.

The conditions precedent in the Subscription Agreement and the Dealer Agreement are satisfied and/or waived.

The Global Note(s) is/are then delivered by the Fiscal Agent to a common depositary for Euroclear and Clearstream, Luxembourg and instructions are given by the Fiscal Agent (on behalf of the relevant Issuer) to the common depositary to hold the Notes represented by the relevant Global Note to the relevant Issuer's order, pending payment of the net subscription moneys.

If delivery "against payment" is specified in the Pricing Supplement, the Mandated Dealer instructs Euroclear and Clearstream, Luxembourg to pay the net subscription moneys to the common depositary for value the Issue Date, and instructs the common depositary to pay the net subscription moneys to the relevant Issuer, for value the Issue Date against delivery of the Notes represented by the relevant Global Note to the common depositary.

If delivery "free of payment" is agreed between the parties and specified in the Pricing Supplement, the relevant Issuer the Mandated Dealer and the Fiscal Agent may agree alternative payment, settlement and delivery arrangements.

Issue Date

Euroclear and/or Clearstream, Luxembourg debit and credit accounts in accordance with instructions received by them.

The common depositary pays the net subscription moneys to such account as has been designated by the relevant Issuer.

On or subsequent to the Issue Date

If the applicable US selling restrictions are "Regulation S - Category 2", each Relevant Dealer promptly notifies the Fiscal Agent that the distribution of the Notes purchased by it has been completed. When all Relevant Dealers have certified, the Fiscal Agent promptly notifies the relevant Issuer, the Relevant Dealers, Euroclear and Clearstream, Luxembourg of the date of the end of the distribution compliance period with respect to the relevant Tranche of Notes.

On the Exchange Date (if necessary)

In the case of the first Tranche of a Series, where the Pricing Supplement for such Tranche specifies that a Temporary Global Note shall be exchangeable for a Permanent Global Note:

if a Master Permanent Global Note is to be used, the Fiscal Agent completes a duplicate of the Master Permanent Global Note, attaches a copy of the relevant Pricing Supplement, authenticates the completed Permanent Global Note (to the extent not already done) and delivers it to the common depositary for Euroclear and Clearstream, Luxembourg; and

If a Master Permanent Global Note is not to be used, the Fiscal Agent checks and authenticates the completed Permanent Global Note supplied to it by the relevant Issuer (to the extent not already done) and delivers it to the common depositary for Euroclear and Clearstream, Luxembourg.

A Temporary Global Note may only be exchanged for a Permanent Global Note upon certification as to non-U.S. beneficial ownership and, in the case of an issue by Heller Canada, as to non-Canadian residence.

SCHEDULE 3

FORM OF PRICING SUPPLEMENT

The Pricing Supplement in respect of each Tranche of Notes will be substantially in the following form, duly supplemented (if necessary), amended (if necessary) and completed to reflect the particular terms of the relevant Notes and their issue. Text in this section appearing in italics does not form part of the form of the Pricing Supplement but denotes directions for completing the Pricing Supplement.

Pricing Supplement dated •

[HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
(incorporated in [the State of Delaware, United States of America/Canada])
Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
under the U.S. $2,000,000,000
Euro Medium-Term Note Programme
[unconditionally and irrevocably guaranteed by
HELLER FINANCIAL, INC.
(incorporated in the State of Delaware, United States of America)]

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 26 October 2000. This Pricing Supplement must be read in conjunction with such Offering Circular.

[The Notes constitute [commercial paper][shorter/longer term debt securities]1 issued in accordance with regulations made under section 4 of the Banking Act 1987. The Issuer of the Notes is [Heller Financial, Inc./Heller Financial Canada, Ltd.] which is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997). Repayment of the principal and payment of any interest or premium in connection with the Notes has [not] been guaranteed [by Heller Financial, Inc.] which is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997).2

[Include whichever of the following apply or specify as "Not Applicable" (N/A). Note that the numbering should remain as set out below, even if  "Not Applicable" is indicated for individual paragraphs or sub-paragraphs. Italics denote directions for completing the Pricing Supplement.]

[1]	Include "commercial paper" if Notes must be redeemed before their first anniversary. Include "shorter term debt securities" if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. Include "longer term debt securities" if Notes may not be redeemed before their third anniversary.

[2]	Unless otherwise permitted, text to be included for all Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are accepted by the Issuer in the United Kingdom.

1.	(i) Issuer:	[Heller Financial, Inc./Heller Financial Canada, Ltd.]

	[(ii) Guarantor	[Heller Financial, Inc.]]

2.	[(i)] Series Number:	[ ]

	[(ii) Tranche Number: (If fungible with an existing Series, details of that Series, including the date on which the Notes become fungible).]	[ ]

3.	Specified Currency or Currencies:	[ ]

4.	Aggregate Nominal Amount:

	[(i)] Series:	[ ]

	[(ii) Tranche:	[ ]]

5.	[(i)] Issue Price:	[ ] per cent. of the Aggregate Nominal Amount [plus accrued interest from [insert date] ( in the case of fungible issues only, if applicable)]

	[(ii) Net proceeds:	[ ] (Required only for listed issues)]

6.	Specified Denominations of the Definitive Notes:	[ ]

7.	[(i)] Issue Date:	[ ]

	[(ii) Interest Commencement Date (if different from the Issue Date):	[ ]]

8.	Maturity Date:	[specify date or (for Floating Rate Notes) Interest Payment Date falling in the relevant month and year]

9.	Interest Basis:	[• % Fixed Rate] [[specify reference rate] +/- • % Floating Rate] [Zero Coupon] [Index-Linked Interest] [Other (specify)] (further particulars specified below)

10.	Redemption/Payment Basis:	[Redemption at par] [Index-Linked Redemption] [Dual Currency] [Partly Paid] [Instalment] [Other (specify)]

11.	Change of Interest or Redemption/ Payment Basis:	[Specify details of any provision for convertibility of Notes into another interest or redemption/ payment basis]

12.	Put/Call Options:	[Investor Put] [Issuer Call] [(further particulars specified below)]

13.	Status of the Notes:	[Senior/Dated/Perpetual]

14.	Listing:	[Luxembourg/other (specify)/None]

15.	Method of distribution:	[Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

16.	Fixed Rate Note Provisions	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i) Rate[(s)] of Interest:	[ ] per cent. per annum [payable [annually/semi- annually/quarterly/monthly] in arrear]

	(ii) Interest Payment Date(s):	[ ] in each year

	(iii) Fixed Coupon Amount[(s)]:	[ ] [per Note of [ ] Specified Denomination and per Note of [ ] Specified Denomination]
	(iv) Day Count Fraction:	[30/360]/[Actual/Actual (ISMA)]/[If neither of these options applies, give details]
[Note that if interest is not payable on a regular basis Actual/Actual will not be a Suitable Day Count Fraction]

(v) Broken Amount(s):

(vi) Other terms relating to the method of calculating interest for Fixed Rate Notes:

[Not Applicable/give details]
(Consider if day count fraction,
particularly for euro
denominated issues, should be
on an Actual/Actual basis.
Also consider what should
happen to unmatured Coupons
in the event of early redemption
of the Notes.)

17.	Floating Rate Note Provisions	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph. Also consider whether EURO BBA LIBOR or EURIBOR is the appropriate reference rate)
	(i) Specified Period(s)/Specified Interest Payment Dates:	[ ]

	(ii) Business Day Convention:	[Floating Rate Convention/ Following Business Day Convention/ Modified Following Business Day Convention/ Preceding Business Day Convention/ other (give details)]

	(iii) Additional Business Centre(s):	[Not Applicable/give details]

(iv)	Manner in which the Rate(s) of Interest is/are to be determined:	[Screen Rate Determination/ISDA Determination/other (give details)]

(v)	Party responsible for calculating the Rate(s) of Interest and Interest Amount(s) (if not the [Fiscal Agent]):	[[Name] shall be the Calculation Agent (no need to specify if the Fiscal Agent is to perform this function)]

(vi)	Screen Rate Determination:

	- Reference Rate:	[For example, LIBOR or EURIBOR]
	- Relevant Screen Page:	[For example, Telerate page 3750/248 (if not 248 for EURIBOR ensure page shows a composite rate)

	- Interest Determination Date(s):	[ ]

	- Relevant Time:	[For example, 11.00 a.m. London time/Brussels time]
	- Relevant Financial Centre:	[For example, London/Euro-zone (where Euro-zone means the region comprised of the countries whose lawful currency is the euro)]

(vii)	ISDA Determination:

	- Floating Rate Option:	[ ]

	- Designated Maturity:	[ ]

	- Reset Date:	[ ]

(viii)	Margin(s):	[+/-][ ] per cent. per annum

(ix)	Minimum Rate of Interest:	[ ] per cent. per annum

(x)	Maximum Rate of Interest:	[ ] per cent. per annum

(xi)	Day Count Fraction:	[ ]

	(xii)	Fall back provisions, rounding provisions, denominator and any other terms relating to the method of calculating interest on Floating Rate Notes, if different from those set out in the Conditions:	[ ]

18.	Zero Coupon Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	[Amortisation/Accrual] Yield:	[ ] per cent. per annum

	(ii)	Reference Price:	[ ]

	(iii)	Any other formula/basis of determining amount payable:	[Consider whether it is necessary to specify a Day Count Fraction if the Notes are denominated in euro]
19.	Index-Linked Interest Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining subparagraphs of this paragraph)
	(i)	Index/Formula:	[Give or annex details]

	(ii)	Calculation Agent responsible for calculating the interest due:	[ ]

	(iii)	Provisions for determining Coupon where calculation by reference to Index and/or Formula is impossible or impracticable:	[ ]

	(iv)	Specified Period(s)/Specified Interest Payment Dates:	[ ]

	(v)	Business Day Convention:	[Floating Rate Convention/ Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/other (give details)]

	(vi)	Additional Business Centre(s):	[ ]

	(vii)	Minimum Rate of Interest:	[ ] per cent. per annum

	(viii)	Maximum Rate of Interest:	[ ] per cent. per annum

	(ix)	Day Count Fraction:	[ ]

20.	Dual Currency Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Rate of Exchange/method of calculating Rate of Exchange:	[Give details]

	(ii)	Calculation Agent, if any, responsible for calculating the principal and/or interest due:	[ ]

	(iii)	Provisions applicable where calculation by reference to Rate of Exchange impossible or impracticable:	[ ]

	(iv)	Person at whose option Specified Currency(ies) is/are payable:	[ ]

PROVISIONS RELATING TO REDEMPTION

21.	Call Option		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Optional Redemption Date(s) (Call):	[ ]

	(ii)	Optional Redemption Amount(s) (Call) and method, if any, of calculation of such amount(s):	[ ]

	(iii)	If redeemable in part:

		(a) Minimum Redemption Amount:	[ ]

		(b) Maximum Redemption Amount:	[ ]

	(iv) Notice period (if other than as set out in the Conditions):	[ ]

22.	Put Option	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Optional Redemption Date(s):	[ ]

(ii) Optional Redemption Amount(s) and method, if any, of calculation of such amount(s):

	(iii) Notice period (if other than as set out in the Conditions):	[ ]

23.	Final Redemption Amount	[Par/other/see Appendix]

24.	Early Redemption Amount

	Early Redemption Amount(s) payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in the Conditions):	[Not Applicable (if both the Early Redemption Amount (Tax) and the Early Termination Amount (Default) are the principal amount of the Notes/specify the Early Redemption Amount (Tax) and/or the Early Termination Amount (Default) if different from the principal amount of the Notes)]

GENERAL PROVISIONS APPLICABLE TO THE NOTES

25.	Form of Notes:	Bearer Notes:

[Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes on [ ] days' notice/at any time/in the limited circumstances specified in the Permanent Global Note.]

[Temporary Global Note exchangeable for Definitive Notes on [ ] days' notice.]

26.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	[Not Applicable/give details. Note that this item relates to the place of payment, and not interest period end dates, to which item 17(iii) relates]

27.	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	[Yes/No. If yes, give details]

28.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:	[Not Applicable/give details]

29.	Details relating to Instalment Notes: amount of each instalment, date on which each payment is to be made:	[Not Applicable/give details]

30.	Redenomination, renominalisation and reconventioning provisions:	[Not Applicable/The provisions [in Condition 22 (Redenomination)] [annexed to this Pricing Supplement] apply]

31.	Consolidation provisions:	[Not Applicable/The provisions [in Condition 18 (Further Issues)] [annexed to this Pricing Supplement] apply]

32.	Other terms or special conditions:	[Not Applicable/give details]

DISTRIBUTION

33.	(i) If syndicated, names of Managers:	[Not Applicable/give names]

	(ii) Stabilising Manager (if any):	[Not Applicable/give name]

34.	If non-syndicated, name of Dealer:	[Not Applicable/give name]

35.	TEFRA:	The D Rules are applicable

36.	Additional selling restrictions:	[Not Applicable/give details]

[If Heller Canada is the Issuer, Canadian selling restrictions will apply]

OPERATIONAL INFORMATION

37.	ISIN Code:	[ ]

38.	Common Code:	[ ]

39.	Any clearing system(s) other than Euroclear and Clearstream, Luxembourg and the relevant identification number(s):	[Not Applicable/give name(s) and number(s)]

40.	Delivery:	Delivery [against/free of] payment

41.	Additional Paying Agent(s) (if any):	[ ]

[The Issuer confirms that it:

(a)	has complied with its obligations under the relevant rules (as defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997 (the "Regulations")) in relation to the admission to and continuing listing of Notes issued under the U.S.$2,000,000,000 Euro Medium-Term Note Programme (the "Programme") and of any previous issues made under it and listed on the same exchange as the Programme;

(b)	will have complied with its obligations under the relevant rules in relation to the admission to listing of such Notes by the time such Notes are so admitted; [and]

(c)	has not, since the last publication, if any, in compliance with the relevant rules of information about the Programme, any previous issues made under it and listed on the same exchange as the Programme, or the Notes, having made all reasonable enquiries, become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations as Issuer in respect of the Notes as they fall due[; and

(d)	has complied and will continue to comply with its obligations under the Regulations to lodge all relevant information (as defined in the Regulations) in relation to any such Notes with the Financial Services Authority in its capacity as competent authority for the purposes of Part IV of the Financial Services Act 1986 and if necessary, the London Stock Exchange.][1]

[1] Insert for all Notes where the Issuer is accepting the issue proceeds in the United Kingdom.

[LISTING APPLICATION

This Pricing Supplement comprises the details required to list the issue of Notes described herein pursuant to the listing of the U.S.$2,000,000,000 Euro Medium-Term Note Programme of Heller Financial, Inc. and Heller Financial Canada, Ltd.]

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement.

Signed on behalf of the Issuer:

By:              ............................................

    Duly authorised

[Signed on behalf of the Guarantor:

By:             ............................................

Duly authorised]2

2 Insert if the Issuer is Heller Financial Canada, Ltd.

SCHEDULE 4

FORM OF DEALER ACCESSION LETTER

Form of Dealer Accession Letter

[New Dealer]
[Address]

Dear Sirs

Heller Financial, Inc.
Heller Financial Canada, Ltd.
U.S.$2,000,000,000
Euro Medium-Term Note Programme

We refer to our Euro Medium-Term Note Programme (the "Programme") for the issuance of notes, in connection with which we have entered into an amended and restated dealer agreement dated 26 October 2000 (the "Dealer Agreement"). All terms and expressions which have defined meanings in the Dealer Agreement shall have the same meanings in this letter except where the context requires otherwise or unless otherwise stated.

We have pleasure in inviting you to become a Dealer upon the terms of the Dealer Agreement [but only in respect of [specify Tranche of Notes (the "Notes")]], a copy of which has been supplied to you by us.

We are enclosing such copies of the conditions precedent as set out in Schedule 2 (Initial Conditions Precedent) to the Dealer Agreement as you have requested together with copies of any updates or supplements thereto as have been delivered to the existing Dealers. In addition, we enclose letters from Clifford Chance, the Deputy General Counsel and Chief Corporate Counsel of Heller Financial, Inc. and Blake, Cassels & Graydon, Canadian counsel of Heller Financial Canada, Ltd. entitling you to rely on the original letters referred to therein.

Please return a copy of this letter to us signed by an authorised signatory whereupon you will become a Dealer for the purposes of the Dealer Agreement with [,subject as hereinafter provided,] all the authority, rights, powers, duties and obligations of a Dealer under the Dealer Agreement [except that, following the issue of the Notes, you shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes].

This letter is governed by, and shall be construed in accordance with, New York law. The provisions of Clause 17 (Law and Jurisdiction) of the Dealer Agreement shall apply to this letter as if set out herein in full.

Yours faithfully

Heller Financial, Inc.	[Heller Financial Canada, Ltd.]

By:	By:

CONFIRMATION

We hereby accept our appointment as a Dealer under the Amended and Restated Dealer Agreement (the "Dealer Agreement") upon the terms of this letter [but only in respect of [specify Tranche of Notes].

We confirm that we are in receipt of all the documents which we have requested and have found them to be satisfactory.

For the purposes of the Dealer Agreement our communication details are as set out below.

[NEW DEALER]

By:

Date:

Address:              [                      ]
[Telex:                 [number and answerback]]
Fax :                    + [number]
Attention:            [name or department]

[For the purposes of article 1 of the Protocol annexed to the Convention on jurisdiction and the enforcement of judgments in civil and commercial Matters signed at Brussels on 27 September 1968, the undersigned expressly and specifically agree[s] in the terms of Clause 17.2 (Jurisdiction of New York Courts) of the Dealer Agreement as it is incorporated into this letter agreement.]

[NEW DEALER]

By:

      [copies to:

               (i)            all existing Dealers who have been appointed in respect of the Programme generally;

               (ii)           the existing Fiscal Agent.]

SCHEDULE 5

FORM OF NOTICE OF INCREASE OF AUTHORISED AMOUNT

To:             [list all current Dealers appointed in
                   respect of the Programme generally, and each of the
                   Paying Agents]

  Dear Sirs

  Heller Financial, Inc.
  Heller Financial Canada, Ltd.
  U.S.$2,000,000,000
  Euro Medium-Term Note Programme

  We refer to our Euro Medium-Term Note Programme (the "Programme") for the issuance of notes, in connection with which we have entered into an amended and restated dealer agreement dated 26 October 2000 (the "Dealer Agreement"). All terms and expressions which have defined meanings in the Dealer Agreement shall have the same meanings in this letter except where the context requires otherwise or unless otherwise stated.

  Pursuant to Clause 14 (Increase in Authorised Amount) of the Dealer Agreement, we hereby request that the Authorised Amount of the Programme be increased from U.S.$2,000,000,000 to [currency ] [amount] with effect from [date] or such later date upon which the requirements of Clause 14.2 (Effectiveness) of the Dealer Agreement shall be fulfilled, subject always to the provisions of Clause 14.2 (Effectiveness) of the Dealer Agreement.

  Unless we receive notice to the contrary from you no later than ten days after your receipt of this letter, you will (subject to our compliance with all matters contemplated in Clause 14.2 ( Effectiveness) of the Dealer Agreement) be deemed to have consented to the increase in the Authorised Amount.

  From the date upon which the increase in the Authorised Amount becomes effective, all references in the Dealer Agreement to the Programme and the Authorised Amount being in a certain principal amount shall be to the increased principal amount as specified herein.

  This letter is governed by, and shall be construed in accordance with, New York law. The provisions of Clause 17 (Law and Jurisdiction) of the Dealer Agreement shall apply to this letter as if set out herein in full.

  Yours faithfully,

Heller Financial, Inc.	[Heller Financial Canada, Ltd.]

By:	By:

  SCHEDULE 6

  Notice and Contact Details

  As Issuer and Guarantor

  HELLER FINANCIAL, INC.

Address:	500 West Monroe Street
Chicago, Illinois 60661
United States of America

Fax:	+ 312 441 7586
Attention:	Treasurer

As Issuer

HELLER FINANCIAL CANADA, LTD.

Address:	11 King Street West
15th Floor
Toronto
Ontario, Canada M5H 4C7

Fax:	+ 416 202 6226
Attention:	Chief Executive Officer

The Dealers

DEUTSCHE BANK AG LONDON

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax :	+ 44 (0)20 7545 4289
Attention:	MTN Desk

ABN AMRO BANK N.V.

Address:	250 Bishopsgate
London EC2M 4AA

Fax :	+ 44 (0)20 7678 6484
Attention:	MTN Desk

CHASE MANHATTAN INTERNATIONAL LIMITED

Address:	125 London Wall
London EC2Y 5AJ

Fax :	+ 44 (0)20 7777 3144
Attention:	New Issues Desk

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

Address:	One Cabot Square
London E14 4QJ

Fax :	+ 44 (0)20 7888 3719
Attention:	MTN Desk

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

Address:	One Broadgate
London EC2M 7HA

Fax :	+ 44 (0)20 7260 2778
Attention:	MTN Trading Desk

MERRILL LYNCH INTERNATIONAL

Address:	Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY

Fax :	44 (0)20 7867 4327
Attention:	EMTN Trading and Distribution Desk

J.P. MORGAN SECURITIES LTD.

Address:	Transactions Execution Group
4th Floor
60 Victoria Embankment
London EC4Y 0JP

Fax :	+ 44 (0)20 7325 8225
Attention:	EMTN Desk

UBS AG, acting through its business group UBS Warburg

Address:	1 Finsbury Avenue
London EC2M 2PP

Fax :	+ 44 (0)20 7568 3349
Attention:	MTN and Private Placements

The Fiscal Agent

DEUTSCHE BANK AG LONDON

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax :	+ 44 (0)20 7547 6732
Attention:	Alan Coster, Transaction Management, London

  SCHEDULE 7

  FORM OF TEMPORARY GLOBAL NOTE

  [THIS NOTE CONSTITUTES
  [COMMERCIAL PAPER]/[A SHORTER/LONGER]
  TERM DEBT SECURITY] ISSUED IN ACCORDANCE WITH THE REGULATIONS
  MADE UNDER SECTION 4 OF THE BANKING ACT 1987]1

  [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
  (incorporated in [the State of Delaware, United States of America/Canada])

  [currency][amount] Notes due [maturity]

  issued under

  U.S.$2,000,000,000
  Euro Medium-Term Note Programme

  [unconditionally and irrevocably guaranteed by
  HELLER FINANCIAL, INC.
  (incorporated in the State of Delaware, United States of America)]

  TEMPORARY GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Temporary Global Note is issued in respect of the notes (the "Notes") of [ ] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") a copy of which is annexed hereto. The Notes are the subject of an amended and restated issue and paying agency agreement dated 26 October 2000 (the " Agency Agreement") made between the Issuer, [Heller Financial, Inc. (the "Guarantor"),] Deutsche Bank AG London as fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the other paying agent named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes). [The Notes are guaranteed by the Guarantor in the Agency Agreement.]

  1 Insert if the issue proceeds are accepted in the UK.

1.2	Construction

All references in this Temporary Global Note to an agreement, instrument or other document (including the Agency Agreement) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Temporary Global Note.

1.3	References to Conditions

Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes set out in Schedule 4 (Terms and Conditions of the Notes) hereto as supplemented, amended and/or replaced by the Pricing Supplement, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

2.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

	2.1	Before the Exchange Date: in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office of the Fiscal Agent; or

	2.2	Failure to exchange: in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

3.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

4.	EXCHANGE

4.1	Permanent Global Note

If the relevant Pricing Supplement specifies the form of Notes as being "Temporary Global Note exchangeable for a Permanent Global Note", then on or after the Exchange Date, the Issuer shall procure (in the case of first exchange) the delivery of a Permanent Global Note (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

	4.1.1	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note at the Specified Office of the Fiscal Agent; and

	4.1.2	Certification: receipt by the Fiscal Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The principal amount of the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Fiscal Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Note exceed the initial principal amount of this Temporary Global Note.

For purposes hereof, "Exchange Date" shall mean the first day following the expiry of the later of (i) 40 days after the later of the commencement of the offering of the Notes represented by this temporary Global Note and the date of issue hereof (the "Initial Restricted Period") and (ii) if either the commencement of the offering of Notes of any other Tranche of the same Series as the Notes represented by this temporary Global Note or the date of issue thereof falls within the Initial Restricted Period, 40 days after the later of the commencement of the offering of Notes of such Tranche and the date of issue thereof.

4.2	Definitive Notes; D Rules

If the Pricing Supplement specifies the form of Notes as being "Temporary Global Note exchangeable for Definitive Notes" [and also specifies that the D Rules are applicable,][2] then on or after the Exchange Date (as defined in paragraph 4.1 above), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Pricing Supplement) attached against:

	4.2.1	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note at the Specified Office of the Fiscal Agent; and

	4.2.2	Certification: receipt by the Fiscal Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Fiscal Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of this Temporary Global Note.

5.	DELIVERY OF PERMANENT GLOBAL OR DEFINITIVE NOTES

5.1	Permanent Global Note

Whenever any interest in this Temporary Global Note is to be exchanged for an interest in a Permanent Global Note, the Issuer shall procure (in the case of first exchange) the prompt delivery (free of charge to the bearer) of such Permanent Global Note, duly authenticated, to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of such Permanent Global Note in accordance with its terms, in each case in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Fiscal Agent against presentation and (in the case of final exchange) surrender of this Temporary Global Note at the Specified Office of the Fiscal Agent within 7 days of the bearer requesting such exchange.

5.2	Definitive Notes

Whenever this Temporary Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Pricing Supplement), in an aggregate principal amount equal to the principal amount of this Temporary Global Note to the bearer of this Temporary

  2 Delete where the Issuer of the Notes is Heller Financial Cananda, Ltd.

Global Note against the surrender of this Temporary Global Note at the Specified Office of the Fiscal Agent within 30 days of the bearer requesting such exchange.

6.	FAILURE TO DELIVER PERMANENT GLOBAL OR DEFINITIVE NOTES OR TO REPAY

If:

	6.1	Permanent Global Note: the Permanent Global Note has not been delivered or the principal amount thereof increased in accordance with paragraph 6 (Delivery of Permanent Global Note or Definitive Notes) above by 5.00 p.m. (London time) on the seventh day after the bearer has requested exchange of an interest in this Temporary Global Note for an interest in a Permanent Global Note; or

	6.2	Definitive Notes: Definitive Notes have not been delivered in accordance with paragraph 6 (Delivery of Permanent Global Note or Definitive Notes) above by 5.00 p.m. (London time) on the thirtieth day after the bearer has requested exchange of this Temporary Global Note for Definitive Notes; or

	6.3	Payment default: this Temporary Global Note (or any part hereof) has become due and payable in accordance with the Conditions or the date for final redemption of this Temporary Global Note has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the bearer in accordance with the terms of this Temporary Global Note on the due date for payment, then the Issuer hereby irrevocably agrees that each Holder or its successors or assigns may, without the consent and to the exclusion of the bearer hereof, file any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay amount due in respect of each Notes represented by this Temporary Global Note which is credited to such Holder's securities account with a clearing agent as fully as though such Note were evidenced by a Definitive Note without the production of this Temporary Global Note, provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note. The face amount of this Temporary Global Note shall be reduced by the face amount, if any, of each Note represented hereby in respect of which full settlement has occurred as a result of any such claim, action or proceeding by such relevant accountholders or their successors or assigns.

7.	WRITING DOWN

On each occasion on which:

	7.1	Permanent Global Note: the Permanent Global Note is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

	7.2	Definitive Notes: Definitive Notes are delivered in exchange for this Temporary Global Note; or

	7.3	Cancellation: Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 10(i) (Redemption and Purchase - Cancellation),

the Issuer shall procure that (a) the principal amount of the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (b) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a)) are noted in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

8	PAYMENTS

All payments in respect of this Temporary Global Note shall be made against presentation and (in the case of payment of principal of the Notes in full with all interest accrued on the Notes) surrender of this Temporary Global Note at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Temporary Global Note, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto.

9.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of this Temporary Global Note.

10.	NOTICES

Notwithstanding Condition 19 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 19 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system; provided, however, that, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

11.	REDENOMINATION

If the Notes are redenominated pursuant to Condition 22 (Redenomination), then following redenomination:

	11.1	Denominations: if Definitive Notes are required to be issued, they shall be issued at the expense of the Issuer in the denominations of euro 0.01, euro 1,000, euro 10,000, euro 100,000 and such other denominations as the Fiscal Agent shall determine and notify to the Noteholders; and

	11.2	Calculation of interest: the amount of interest due in respect of Notes represented by this Temporary Global Note will be calculated by reference to the aggregate principal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

12.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank AG London as fiscal agent.

13.	GOVERNING LAW

THIS TEMPORARY GLOBAL NOTE IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14	The Issuer of this Global Note is [Heller Financial, Inc./Heller Financial Canada, Ltd.], which is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997). Repayment of the principal and payment of any interest or premium in connection with this Note has [not] been guaranteed [by Heller Financial, Inc.] which is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997).[3]

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

  3 Insert if the issue proceeds are accepted in the UK.

[HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, INC.]

By1 :	........................................................	or	By2 :	.........................................................

	[manual or facsimile signature]			[manual or facsimile signature]
	(duly authorised)			(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of Deutsche Bank AG London as fiscal agent without recourse, warranty or liability

By :	.........................................................

[manual signature]
(duly authorised)

  1 In the case where Heller Fnancial, Inc. is the Issuer.

  2 In the case where Heller Financial Canada, Inc. is the issuer.

  [FORM OF NOTATION RELATING TO GUARANTEE]

  [GUARANTEE]

  Heller Financial, Inc. (which term includes any successor) has unconditionally and absolutely guaranteed, to the extent set forth in, and subject to the provisions in the Amended and Restated Agency Agreement (the "Agency Agreement"), the due and punctual payment of principal and interest on this Note and any other amounts due and payable under the Agency Agreement and hereunder of Heller Financial Canada, Ltd., and further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by a Noteholder in enforcing its rights under the Guarantee. In case of the failure of Heller Financial Canada, Ltd. punctually to perform or make any such payment, the Guarantor hereby agrees to cause such payment and performance to be made punctually.

  The obligations of the Guarantor to the Noteholders pursuant to the Guarantee and the Agency Agreement are expressly set forth in Clause 17 of the Agency Agreement and reference is hereby made to the Agency Agreement for the precise terms of the Guarantee. The Guarantor has the right under Condition 25, at any time, to substitute itself for Heller Canada as issuer and principal obligor under this Note. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Agency Agreement.

  HELLER FINANCIAL, INC.

  By:    .................................................
              [manual/facsimile signature]
              (duly authorized)

  Schedule 1

  Payments, Exchange and Cancellation of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased or aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

  Schedule 2

  Form of Accountholder's Certification

  [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
  [currency][amount]
  [title of Notes]

  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions ") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions, or (d) if the Issuer is Heller Financial Canada, Ltd., are owned by a person who is not a resident of Canada.

  [If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933 (the "Act"), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act].

  As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

  This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

  We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

  Dated: [                              ]

  [name of account holder]
  as, or as agent for,
  the beneficial owner(s) of the Securities
  to which this certificate relates.

  By:     ............................................

             Authorised signatory

  Schedule 3

  Form of Euroclear/Clearstream, Luxembourg Certification

  [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
  [currency][amount]
  [title of Notes]

  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions" ) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions, or (d) if the Issuer is Heller Financial Canada, Ltd., is owned by a person who is not a resident of Canada.

  [If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933 (the "Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Securities.]

  We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

  We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

  Dated: [                               ]

  Morgan Guaranty Trust Company of New York,
  Brussels Office,
  as operator of the Euroclear System

  or

  Clearstream Banking, société anonyme

  By:               ........................................

      Authorised signatory

  Schedule 4

  Terms and Conditions of the Notes

1.	Introduction

(a)	Programme: Heller Financial, Inc. ("Heller'') and Heller Financial Canada, Ltd. ("Heller Canada'') have established a Euro Medium-Term Note Programme (the "Programme'') for the issuance of up to U.S.$2,000,000,000 aggregate principal amount of notes (the 'Notes''). Notes issued by Heller Canada will be guaranteed by Heller in its capacity as guarantor (the "Guarantor'').

(b)	Issuer: In these Conditions,"Issuer'' means, in relation to any Notes or Tranche (as defined below) or Series (as defined below) of any Notes, the issuer of such Notes or of such Tranche or such Series as identified in the Pricing Supplement (as defined below) relating thereto being either (i) Heller or (ii) Heller Canada.

(c)	Pricing Supplement: Notes issued under the Programme are issued in series (each a "Series'') and each Series may comprise one or more tranches (each a " Tranche'') of Notes. Each Tranche is the subject of a pricing supplement (the "Pricing Supplement'') which supplements these terms and conditions (the "Conditions''). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as supplemented, amended and/or replaced by the relevant Pricing Supplement. In the event of any inconsistency between these Conditions and the relevant Pricing Supplement, the relevant Pricing Supplement shall prevail.

(d)	Agency Agreement: The Notes are the subject of an amended and restated issue and paying agency agreement dated 26 October 2000 (as amended or supplemented from time to time, the "Agency Agreement'') between Heller, Heller Canada, Deutsche Bank AG London as fiscal agent (the "Fiscal Agent'', which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the paying agent named therein (together with the Fiscal Agent, the "Paying Agents'', which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes).

(e)	The Notes: All subsequent references in these Conditions to "Notes'' are to the Notes which are the subject of the relevant Pricing Supplement. Copies of the relevant Pricing Supplement are available free of charge by holders of the Notes ("Noteholders'') during normal business hours at the Specified Office of the Fiscal Agent and the Paying Agent in Luxembourg, the initial Specified Offices of which are set out below.

(f)	The Guarantee: Notes issued by Heller Canada will have the benefit of a guarantee (the "Guarantee'') given by Heller which is contained in the Agency Agreement. The Guarantee contains provisions which enable Noteholders to take action directly against the Guarantor.

(g)	Summaries: Certain provisions of these Conditions are summaries of the Agency Agreement and are subject to its detailed provisions. Noteholders and the holders of the "Additional Financial Centre(s)'' means the city or cities specified as such in the relevant Pricing Supplement;

"Business Day'' means

(i) in relation to any sum payable in euro, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in each (if any) Additional Business Centre; and

(ii) in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments generally in the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

"Business Day Convention'', in relation to any particular date, has the meaning given in the relevant Pricing Supplement and, if so specified in the relevant Pricing Supplement, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(i) "Following Business Day Convention'' means that the relevant date shall be postponed to the first following day that is a Business Day;

(ii) "Modified Following Business Day Convention'' or ``Modified Business Day Convention'' means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(iii) "Preceding Business Day Convention'' means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(iv)	"FRN Convention'', ``Floating Rate Convention'' or ``Eurodollar Convention'' means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months "Calculation Agent'' means the Fiscal Agent or such other Person specified in the relevant Pricing Supplement as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Pricing Supplement;

"Consolidated Net Tangible Assets" means the total of all assets reflected on a consolidated balance sheet of Heller and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortisation and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortised debt discount and all other like segregated intangible assets, and amounts on the asset side of such balance sheet for capital stock of Heller, all as determined in accordance with such principles, less the aggregate of the current liabilities of Heller and its consolidated Subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, "current liabilities" includes all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Heller and its consolidated Subsidiaries, credit balances of factoring clients and other payables and accruals, in each case payable on demand or due within one year of the date of determination of Consolidated Net Tangible Assets, all as reflected on such consolidated balance sheet of Heller and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles;

"Coupon Sheet" means, in respect of a Note, a coupon sheet relating to the Note;

"Day Count Fraction" means (subject as provided in Condition 6 (Fixed Rate Note Provisions) and Condition 7 (Floating Rate Note and Index-Linked Interest Note Provision s)), in respect of the calculation of an amount for any period of time (the "Calculation Period"), such day count fraction as may be specified in these Conditions or the relevant Pricing Supplement and:

(i)	if "Actual/365" or "Actual/Actual-ISDA" is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii)	if "Actual/365 (Fixed)'' is so specified, means the actual number of days in the Calculation Period divided by 365;

(iii)	if "Actual/360'' is so specified, means the actual number of days in the Calculation Period divided by 360;

(iv)	if "30/360'' is so specified, means the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(v)	if "30E/360'' or "Eurobond Basis'' is so specified means, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of the final Calculation Period, the date of final maturity is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);

"Early Redemption Amount (Tax)'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Early Termination Amount'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, these Conditions or the relevant Pricing Supplement;

"Extraordinary Resolution" has the meaning given in the Agency Agreement;

"Final Redemption Amount'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Finance Business'' means the business of making loans, extending credit or providing financial accommodations to any person and such activities as may be incidental thereto, including, but not limited to, the purchase of obligations growing out of the sale or lease of all types of consumer, commercial and industrial property; the making of loans to individuals and business enterprises including the extension of wholesale or floor plan accommodations to permit distributors and dealers to carry inventories for resale; factoring; leasing of tangible personal property to others; mortgage brokerage and servicing; and other business of a similar character to the extent that other companies similarly situated, within the limits of sound trade practice, may have heretofore engaged or may hereafter engage in such other business;

"Fixed Coupon Amount" has the meaning given in the relevant Pricing Supplement;

"Indebtedness'' means any money borrowed and all liabilities, whether issued or assumed, in respect of money borrowed, whether or not evidenced by notes, debentures or other like written obligations to pay money, and all guarantees in respect of money borrowed by third persons, whether or not evidenced by notes, debentures or other like written obligations of such third persons to pay money;

"Interest Amount'' means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

"Interest Commencement Date'' means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Pricing Supplement;

"Interest Determination Date'' has the meaning given in the relevant Pricing Supplement;

"Interest Payment Date'' means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Pricing Supplement and, if a Business Day Convention is specified in the relevant Pricing Supplement:

(i) as the same may be adjusted in accordance with the relevant Business Day Convention; or

(ii) if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Pricing Supplement as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);
"Interest Period" means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date;

"ISDA Definitions" means the 2000 ISDA Definitions (as supplemented, amended or updated as at the date of issue of the first Tranche of the Notes of the relevant Series (as specified in the relevant Pricing Supplement) as published by the International Swaps and Derivatives Association, Inc. (formerly the International Swap Dealers Association, Inc.));

"Issue Date'' has the meaning given in the relevant Pricing Supplement;

"Lien'' means any mortgage, charge, pledge or other security interest including without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

"Margin'' has the meaning given in the relevant Pricing Supplement;

"Maturity Date'' has the meaning given in the relevant Pricing Supplement;

"Maximum Redemption Amount'' has the meaning given in the relevant Pricing Supplement;

"Minimum Redemption Amount'' has the meaning given in the relevant Pricing Supplement;

"Non-United States Person'' means a person who is not a United States Person;

"Optional Redemption Amount (Call)'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Optional Redemption Amount (Put)'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Optional Redemption Date (Call)'' has the meaning given in the relevant Pricing Supplement;

"Optional Redemption Date (Put)'' has the meaning given in the relevant Pricing Supplement;

"Participating Member State'' means a Member State of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

"Payment Business Day'' means:

(i) if the currency of payment is euro, any day which is:
	(A)	a day on which banks in the relevant place of presentation are open for presentation or payment of bearer debt securities and for dealings in foreign currencies; and

	(B)	in the case of payment by transfer to an account, a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or

(ii)	if the currency of payment is not euro, any day which is:

	(A)	a day on which banks in the relevant place of presentation are open for presentation or payment of bearer debt securities and for dealings in foreign currencies; and

	(B)	in the case of payment by transfer to an account, a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre;

"Person'' means any individual, company, corporation, firm, partnership, limited liability company, joint venture, association, trust, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

"Principal Financial Centre'' means, in relation to any currency, the principal financial centre for that currency provided, however, that:

(i)	in relation to euro, it means the principal financial centre of such Member State of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(ii)	in relation to Australian dollars, it means either Sydney or Melbourne and, in relation to New Zealand dollars, it means either Wellington or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

"Put Option Notice'' means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

"Put Option Receipt'' means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

"Rate of Interest'' means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Pricing Supplement, or calculated or determined in accordance with the provisions of, these Conditions and/or the relevant Pricing Supplement;

"Redemption Amount'' means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional
Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant Pricing Supplement;

"Reference Banks'' has the meaning given in the relevant Pricing Supplement or, if none, four (or if the Principal Financial Centre is Helsinki, five) major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate;

"Reference Price'' has the meaning given in the relevant Pricing Supplement;

"Reference Rate'' has the meaning given in the relevant Pricing Supplement;

"Relevant Date" means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in the Principal Financial Centre of the currency of payment by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

"Relevant Financial Centre'' has the meaning given in the relevant Pricing Supplement;

  "Relevant Indebtedness'' means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

"Relevant Jurisdiction'' means, where the Issuer is Heller, the United States and, where the Issuer is Heller Canada, each of the United States and Canada;

  "Relevant Screen Page'' means the page, section or other part of a particular information service (including, without limitation, the Reuters Markets 3000 and Bridge/Telerate) specified as the Relevant Screen Page in the relevant Pricing Supplement, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

"Relevant Time'' has the meaning given in the relevant Pricing Supplement;

"Reserved Matter'' means any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of any payment under the Notes or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution;

"Restricted Subsidiary'' means a Subsidiary of Heller or of a Restricted Subsidiary, including any of their respective Subsidiaries:

(i)	which is primarily engaged in the Finance Business;

(ii)	which conducts such Finance Business primarily in the United States; and

(iii)	of which Heller and/or a Restricted Subsidiary owns 51 per cent. or more of each class of its Voting Stock;

"SBA'' means the United States Small Business Administration or any successor thereto;

"Senior Debt'' means all indebtedness of Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada, present and future, which is not by its terms made subordinate or junior in right of payment with respect to the general assets of Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada to any other Indebtedness of Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada;

"Specified Currency'' has the meaning given in the relevant Pricing Supplement;

"Specified Denomination(s)'' has the meaning given in the relevant Pricing Supplement;

"Specified Office'' of any Agent means the office specified against its name in Schedule 2 of the Agency Agreement or, in the case of any Agent not originally party thereto, specified by notice to the Issuer in accordance with the Agency Agreement;

"Specified Period'' has the meaning given in the relevant Pricing Supplement;

"Subsidiary'' means any corporation of which more than 50 per cent. of the Voting Stock, other than directors' qualifying shares (if any) shall at the time be owned by Heller and/or one or more Subsidiaries and (where the Issuer of the Notes is Heller Canada), Heller Canada and/or one or more Subsidiaries;

"Talon'' means a talon for further Coupons;

"TARGET Settlement Day'' means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open;

"TEFRA D Rules'' means the United States Treasury Regulation §1.163-5(c)(2)(i)(D);

"Treaty'' means the Treaty establishing the European Community, as amended by the Treaty on European Union;

"Voting Stock'' means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the directors of a corporation, provided that capital stock which carries only a right to vote conditional on any corporation, partnership or other entity created or organised in or under the laws of the United States;

(iii)	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

(iv)

  any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions; and

"Zero Coupon Note'' means a Note specified as such in the relevant Pricing Supplement.

(b)	Interpretation: In these Conditions:

	(i)	if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;

	(ii)	if Talons are specified in the relevant Pricing Supplement as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

	(iii)	if Talons are not specified in the relevant Pricing Supplement as being attached to the Notes at the time of issue, references to Talons are not applicable;

	(iv)	any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 12 (Taxation), any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

	(v)	any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 12 (Taxation) and any other amount in the nature of interest payable pursuant to these Conditions;

	(vi)	references to Notes being "outstanding'' shall be construed in accordance with the Agency Agreement; and

	(vii)	if an expression is stated in Condition 2(a) (Definitions) to have the meaning given in the relevant Pricing Supplement, but the relevant Pricing Supplement gives no such meaning or specifies that such expression is "not applicable'', then such expression is not applicable to the Notes.

3.	Denomination and Title

The Notes are in bearer form in the Specified Denomination(s) with Coupons and, if specified in the relevant Pricing Supplement, Talons attached at the time of issue. In the case of a Series of Notes with more than one Specified Denomination, Notes of one Specified Denomination will not be exchangeable for Notes of another Specified Denomination. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no Person shall be liable for so treating such holder.

4.	Status

(a)	The Notes: The Notes and Coupons constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and will at all times rank pari passu among themselves and at least pari passu with all other, present and future, unsecured and unsubordinated indebtedness and monetary obligations of the Issuer, including (without limitation) all other Senior Debt, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

(b)	The Guarantee: Where the Issuer of the Notes is Heller Canada, Heller will unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes issued by Heller Canada, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Guarantee constitutes a direct, unconditional and unsecured obligation of Heller, and will rank pari passu with all other, present and future, unsecured and unsubordinated indebtedness and monetary obligations of Heller including (without limitation) all other Senior Debt, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application. The Guarantee provides that in the event of a default in payment of principal, premium, if any, or interest on a Note issued by Heller Canada, Noteholders may institute legal proceedings directly against Heller, to enforce the Guarantee without first proceeding directly against Heller Canada.

5.	Negative Pledge

(a)	Heller: So long as any of the Notes remain outstanding, Heller will not, and will not permit any Restricted Subsidiary to create, incur or assume any Lien on property of any character of Heller or any Restricted Subsidiary to secure any Indebtedness unless:

	(i)	the Lien equally and rateably secures the Notes and the Indebtedness; or

	(ii)	the Lien is on property or shares of stock of a corporation at the time the corporation becomes a Restricted Subsidiary or merges into or consolidates with Heller or a Restricted Subsidiary; or

	(iii)	the Lien is on property at the time Heller or a Restricted Subsidiary acquires the property; or

	(iv)	the Lien secures Indebtedness incurred to finance all or part of the purchase price or cost of construction of property of Heller or a Restricted Subsidiary; or

	(v)	the Lien secures Indebtedness of a Restricted Subsidiary owing to Heller or another Restricted Subsidiary; or

	(vi)	the Lien is on property of a person at the time the person transfers or leases all or substantially all of its assets to Heller or a Restricted Subsidiary; or

	(vii)	the Lien is in favour of a government or governmental entity and is for taxes or assessments or secures payments pursuant to a contract or statute; or

	(viii)	the Lien arises out of a judgment, decree or court order or the Lien arises in connection with other proceedings or actions at law or in equity; or

	(ix)	the Lien is on receivables, or cash, deposited or otherwise subjected to a Lien as a basis for the issuance of bankers' acceptances or letters of credit in connection with any financing of customers' operations by Heller or any Restricted Subsidiary; or

	(x)	the Lien is on property (or any receivables arising in connection with the lease thereof) acquired by Heller or a Restricted Subsidiary through repossession, foreclosure or like proceeding and secures Indebtedness incurred at the time of such acquisition or at any time thereafter to finance all or part of the cost of maintenance, improvement or construction relating thereto; or

	(xi)	the Lien is created in favour of the SBA on property owned by a Restricted Subsidiary which is organised as a small business investment company under Title 15, Section 681, of the United States Code; or

	(xii)	the Lien extends, renews or replaces in whole or in part a Lien set forth in sub-paragraphs (i) through (xi) above; or

	(xiii)	the Lien secures Indebtedness of Heller or a Restricted Subsidiary and the sum of the following does not exceed 10 per cent. of Consolidated Net Tangible Assets:

	(A)	such Indebtedness; plus

	(B)	other Indebtedness of Heller and its Restricted Subsidiaries secured by Liens on property of Heller and its Restricted Subsidiaries, excluding Indebtedness secured by a Lien existing as of the Issue Date of the Notes and excluding Indebtedness secured by a Lien permitted by one of sub-paragraphs (i) through (xii) above.

(b)	Heller Canada: So long as any Note issued by Heller Canada remains outstanding, Heller Canada shall not and shall not permit any of its Subsidiaries to, create or permit to subsist any Lien upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or guarantee of Relevant Indebtedness without (a) at the same time or prior thereto securing the Notes equally and rateably therewith or (b) providing such other security for the Notes as may be approved by an Extraordinary Resolution of Noteholders.

For the purposes of the Conditions, "guarantee'' means, in relation to any Indebtedness of any Person, any obligation of another Person to pay such Indebtedness including (without limitation):

	(i)	any obligation to purchase such Indebtedness;

	(ii)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness;

(iii)	any indemnity against the consequences of a default in the payment of such Indebtedness; and

	(iv)	any other agreement to be responsible for such Indebtedness.

6.	Fixed Rate Note Provisions

(a)	Application: This Condition 6 (Fixed Rate Note Provisions) is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (Fixed Rate Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)	Fixed Coupon Amount: The amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination.

(d)	Regular Interest Periods: If all of the Interest Payment Dates fall at regular intervals between the Issue Date and the Maturity Date, then:

	(i)	the Notes shall for the purposes of this Condition 6 be "Regular Interest Period Notes'';

	(ii)	the day and month (but not the year) on which any Interest Payment Date falls shall for the purposes of this Condition 6 (Fixed Rate Note Provisions) be a "Regular Date''; and

	(iii)	each period from and including a Regular Date falling in any year to but excluding the next succeeding Regular Date shall for the purposes of this Condition 6 (Fixed Rate Note Provision s) be a "Regular Period''.

(e)	Irregular first or last Interest Periods: If the Notes would be Regular Interest Period Notes but for the fact that either or both of:

	(i)	the interval between the Issue Date and the first Interest Payment Date; and

	(ii)	the interval between the Maturity Date and the immediately preceding Interest Payment Date is longer or shorter than a Regular Period, then the Notes shall nevertheless be deemed to be Regular Interest Period Notes provided, however, that if the interval between the Maturity Date and the immediately preceding Interest Payment Date is longer or shorter than a Regular Period, the day and month on which the Maturity Date falls shall not be a "Regular Date''.

(f)	Irregular interest amount: If the Notes are Regular Interest Period Notes, the amount of interest payable in respect of each Note for any period which is not a Regular Period shall be calculated by applying the Rate of Interest to the principal amount of such Note, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards). For this purpose a "sub-unit'' means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

(g)	Day Count Fraction: In respect of any period which is not a Regular Period the relevant day count fraction (the "Day Count Fraction'') shall be determined in accordance with the following provisions:

	(i)	if the Day Count Fraction is specified in the relevant Pricing Supplement as being 30/360, the relevant Day Count Fraction will be the number of days in the relevant period (calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed) divided by 360;

	(ii)	if the Day Count Fraction is specified in the relevant Pricing Supplement as being Actual/Actual (ISMA) and the relevant period falls during a Regular Period, the relevant Day Count Fraction will be the number of days in the relevant period divided by the product of (A) the number of days in the Regular Period in which the relevant period falls and (B) the number of Regular Periods in any period of one year; and

	(iii)	the Day Count Fraction is specified in the relevant Pricing Supplement as being Actual/Actual (Bond) and the relevant period begins in one Regular Period and ends in the next succeeding Regular Period, interest will be calculated on the basis of the sum of:

	(A)	the number of days in the relevant period falling within the first such Regular Period divided by the product of (1) the number of days in the first such Regular Period and (2) the number of Regular Periods in any period of one year; and

	(B)	the number of days in the relevant period falling within the second such Regular Period divided by the product of (1) the number of days in the second such Regular Period and

	(C)	the number of Regular Periods in any period of one year.

(h)	Number of days: For the purposes of this Condition 6 (Fixed Rate Note Provisions), unless the Day Count Fraction is specified in the relevant Pricing Supplement as being 30/360 (in which case the provisions of paragraph (g)(i) above shall apply), the number of days in any period shall be calculated on the basis of actual calendar days from and including the first day of the relevant period to but excluding the last day of the relevant period.

(i)	Irregular Interest Periods: If the Notes are not Regular Interest Period Notes and interest is required to be calculated for any period other than an Interest Period, interest shall be calculated on such basis as is described in the relevant Pricing Supplement.

7.	Floating Rate Note and Index-Linked Interest Note Provisions

(a)	Application: This Condition 7 (Floating Rate Note and Index-Linked Interest Note Provisions) is applicable to the Notes only if the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)	Screen Rate Determination: If Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be determined by the Calculation Agent on the following basis:

(i) if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii) in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(iii) if, in the case of (i) above, such rate does not appear on that page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Calculation Agent will:

		(A)	request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market in an amount that is representative for a single transaction in that market at that time; and

		(B)	determine the arithmetic mean of such quotations; and

	(iv)	if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Calculation Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, selected by the Calculation Agent, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; provided, however, that if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of the preceding Interest Period.

(d)

  ISDA Determination: If ISDA Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where "ISDA Rate'' in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

	(i)	the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Pricing Supplement;

	(ii)	the Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Pricing Supplement; and

	(iii)	the relevant Reset Date (as defined in the ISDA Definitions) is either (A) if the relevant Floating Rate Option is based on the London inter-bank offered rate (LIBOR) for a currency, the first day of that Interest Period or (B) in any other case, as specified in the relevant Pricing Supplement.

(e)	Index-Linked Interest: If the Index-Linked Interest Note Provisions are specified in the relevant Pricing Supplement as being applicable, the Rate(s) of Interest applicable to the Notes for each Interest Period will be determined in the manner specified in the relevant Pricing Supplement.

(f)	Maximum or Minimum Rate of Interest: If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Pricing Supplement, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(g)	Calculation of Interest Amount: The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the principal amount of such Note during such Interest Period and multiplying the product by the relevant Day Count Fraction.

(h)	Calculation of other amounts: If the relevant Pricing Supplement specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Calculation Agent in the manner specified in the relevant Pricing Supplement.

(i)	Publication: The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents and each stock exchange (if any) on which the Notes are then listed as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Noteholders. The Calculation Agent will be entitled to amend any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(j)	Notifications etc: All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer and (where the Issuer of the Notes is Heller Canada) the Guarantor, the Paying Agents, the Noteholders and the Couponholders and (subject as aforesaid) no liability to any such Person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

8.	Zero Coupon Note Provisions

(a)	Application: This Condition 8 (Zero Coupon Note Provisions) is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Late payment on Zero Coupon Notes: If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i) the Reference Price; and

(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9.	Dual Currency Note Provisions

Application: This Condition 9 (Dual Currency Note Provisions) is applicable to the Notes only if the Dual Currency Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Rate of Interest: If the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the relevant Pricing Supplement.

10.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 11 (Payments).

(b)	Redemption for tax reasons:

(i) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 or more than 60 days' notice in accordance with Condition 19 (Notices) (which notice shall be irrevocable), at their Early Redemption Amount (Tax), together with accrued interest, if any, if the Issuer has or will become obligated to pay additional interest on such Notes pursuant to Condition 12 (Taxatio n) or (where the Issuer of the Notes is Heller Canada) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Jurisdiction or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date on which any person (including any person acting as underwriter, broker or dealer) agrees to purchase any of such Notes pursuant to their original issuance, and such obligation cannot be avoided by the Issuer or, if applicable, the Guarantor taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obligated to pay such additional interest were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 10 (Redemption and Purchase), the Issuer or, if applicable, the Guarantor shall deliver to the Fiscal Agent (A) a certificate signed by an officer of the Issuer or, if applicable, the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (B) a legal opinion, from lawyers of recognised standing to the Issuer or, if applicable, the Guarantor to the effect that the Issuer or, if applicable, the Guarantor has or will become obligated to pay such additional interest as a result of such change or amendment.

(ii)	Unless otherwise specified in the Pricing Supplement, if Heller shall determine that any payment made outside the United States by Heller (in its capacity as either Issuer or Guarantor) or any of its Paying Agents in respect of any Note, Coupon or Talon, if any, that is not a Note to which the Floating Rate Note Provisions, as specified in the relevant Pricing Supplement apply (an "Affected Note'') would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to Heller (in its relevant capacity as aforesaid), any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Note that is a Non-United States Person (other than such a requirement (A) that would not be applicable to a payment made by Heller (in its relevant capacity as aforesaid) or any one of its Paying Agents (1) directly to the beneficial owner or (2) to a custodian, nominee or other agent of the beneficial owner, or (B) that can be satisfied by such custodian, nominee or agent certifying to the effect that the beneficial owner is a Non-United States Person, provided that, in any case referred to in clause (A)(1) or (B), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then either the Issuer (if, but only if the Issuer is Heller) shall elect to redeem such Affected Notes in whole, but not in part, at their Early Redemption Amount (Tax), together with accrued interest, if any, or if the conditions of the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph or if the Issuer is Heller Canada, and the conditions of the next succeeding paragraph are satisfied, Heller (in its capacity as Guarantor) shall pay the additional interest specified in such paragraph. Heller (in its relevant capacity as aforesaid) shall make such determination as soon as practicable and the Issuer shall publish prompt notice thereof (the "Determination Notice''), stating the effective date of such certification, documentation, information or other reporting requirement, whether the Affected Notes shall be redeemed or that the additional interest specified in the next succeeding paragraph shall be paid and (if applicable) the last date by which the redemption of the

Affected Notes must take place (the "Redemption Date''), as provided in the next succeeding sentence. If any Affected Notes are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall specify by notice given to the Fiscal Agent at least 60 days before the Redemption Date. Notice of such redemption shall be given to the holders of the Affected Notes not more than 60 days or less than 30 days prior to the Redemption Date. Notwithstanding the foregoing, the Affected Notes shall not be so redeemed if Heller (in its relevant capacity as aforesaid) shall subsequently determine, not less than 30 days prior to the Redemption Date, that subsequent payments on the Affected Notes would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Issuer shall publish prompt notice of such subsequent determination, and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice pursuant to this paragraph, Heller shall deliver to the Fiscal Agent (I) a certificate signed by an officer of Heller (in its relevant capacity as aforesaid) stating that Heller (in its relevant capacity as aforesaid) is entitled to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Issuer to redeem the Affected Notes or to pay the additional interest specified in the next succeeding paragraph have occurred and (II) a legal opinion, from lawyers of recognised standing in the United States, to the effect that such conditions have occurred.

If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a back-up withholding tax or similar charge, Heller (in its capacity as either Issuer or Guarantor) may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by Heller (in its relevant capacity as aforesaid) or any of its Paying Agents in respect of any Affected Note of which the beneficial owner is a Non-United States Person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to Heller (in its relevant capacity as aforesaid), any Paying Agent or any governmental authority), after deduction or withholding for or on account of such back-up withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of any such Affected Note for payment more than 15 days after the Relevant Date), will not be less than the amount provided in any such Affected Note to be then due and payable. If Heller (in its relevant capacity as aforesaid) elects to pay additional interest pursuant to this paragraph, then the Issuer shall have the right to redeem the Affected Notes at any time in whole, but not in part, at their Early Redemption Amount (Tax) together with accrued interest, if any, subject to the provisions of the last three sentences of the immediately preceding paragraph. If Heller (in its relevant capacity as aforesaid) elects to pay additional interest pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem the Affected Notes in whole, but not in part, at their Early Redemption Amount (Tax), together with accrued interest, if any, subject to the provisions of the last three sentences of the immediately preceding paragraph. The foregoing sentence shall not apply to any Notes issued by Heller Canada. Any redemption payments made by Heller (in its relevant capacity as aforesaid) pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of Heller (in its relevant capacity as aforesaid) to pay additional interest pursuant to this paragraph. If the Affected Notes are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after publication of the notice of redemption, as the Issuer shall specify by notice to the Fiscal Agent at least 60 days prior to the Redemption Date.

(c)	Redemption at the option of the Issuer: If the Call Option is specified in the relevant Pricing Supplement as being applicable, the Notes may be redeemed at the option of the Issuer in whole or, if so specified in the relevant Pricing Supplement, in part on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the Issuer's giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(d)	Partial redemption: If the Notes are to be redeemed in part only on any date in accordance with Condition 10(c) (Redemption at the option of the Issuer), the Notes to be redeemed shall be selected by the drawing of lots in such place as the Fiscal Agent approves and in such manner as the Fiscal Agent considers appropriate, subject to compliance with applicable law and the rules of each stock exchange on which the Notes are then listed, and the notice to Noteholders referred to in Condition 10(c) (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed. If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Pricing Supplement, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.

(e)	Redemption at the option of Noteholders: If the Put Option is specified in the relevant Pricing Supplement as being applicable, the Issuer shall, at the option of the holder of any Note, redeem such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 10(e), the holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed

Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which a Note is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 10(e) (Redemption at the option of Noteholders), may be withdrawn; provided, however, that if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 10(e) (Redemption at the option of Noteholders), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.

(f)	No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) to (e) above.

(g)	Early redemption of Zero Coupon Notes: Unless otherwise specified in the relevant Pricing Supplement, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i) the Reference Price; and

(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Pricing Supplement for the purposes of this Condition 10(g) (Early Redemption of Zero Coupon Notes) or, if none is so specified, a Day Count Fraction of 30E/360.

(h)	Purchase: The Issuer or (where the Issuer of the Notes is Heller Canada) the Guarantor or any of their respective Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith.

(i)	Cancellation: All Notes so redeemed or purchased by the Issuer or (where the Issuer of the Notes is Heller Canada) the Guarantor or any of their respective Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

11.	Payments

(a)	Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Notes at the Specified Office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency.

(b)	Interest: Payments of interest shall, subject to paragraph (h) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons (if any) at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) above.

(c)	Payments in New York City: In respect of Notes denominated in U.S. dollars only, payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the expectation that such Paying Agents will be able to make payment of the full amount of principal and interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such principal or interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law (including the TEFRA D Rules, if applicable). Notwithstanding the foregoing, payments in US dollars may be made by transfer to an account maintained by the payee outside the United States, and payments will be made by transfer to an account maintained by the payee in the United States only if the payee is an exempt recipient described in US Treasury regulation section 1.6049-4(c)(1)(ii) and is also a financial institution described in US Treasury regulation section 1.163-5(c)(2)(v)(B)(2) that is receiving such payment as a step in the clearance of funds and such interest is promptly credited to an account maintained outside the United States for such financial institution or for persons for which the financial institution has collected such interest. Payments by cheque will in no event be mailed to a United States address.

(d)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)	Deductions for unmatured Coupons: If the relevant Pricing Supplement specifies that the Fixed Rate Note Provisions are applicable and a Note is presented without all unmatured Coupons relating thereto:

(i) if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

	(ii)	if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:

		(A)	so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the " Relevant Coupons'') being equal to the amount of principal due for payment; provided, however, that where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

		(B)	a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.

  Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.

(f)

  Unmatured Coupons void: If the relevant Pricing Supplement specifies that this Condition 11(f) is applicable or that the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are applicable, on the due date for final redemption of any Note or early redemption of such Note pursuant to Condition 10(b) (Redemption for tax reasons), Condition 10(c) (Redemption at the option of the Issuer), Condition 10(d) (Partial Redemption), Condition 10(e) (Redemption at the option of Noteholders), or Condition 13 (Events of Defaul t), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

(g)	Payments on business days: If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(h)	Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted by paragraph (c) above).

(i)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(j)	Exchange of Talons: On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Notes, the Talon forming part of such Coupon Sheet may be exchanged at the Specified Office of the Fiscal Agent or the Paying Agent with its Specified Office in Luxembourg for a further Coupon Sheet (including, if appropriate, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 14 (Prescription)). Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.

12.	Taxation

(a)	The Issuer or (where the Issuer of the Notes is Heller Canada) the Guarantor will, subject to the exceptions and limitations set forth below, pay as additional interest to the holder of any Note, Coupon or Talon such amounts as may be necessary so that every net payment on such Note, Coupon or Talon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment to the Relevant Jurisdiction, will not be less than the amount provided in such Note, Coupon or Talon to be then due and payable.

(b)	Exceptions Relating to United States Taxes: However, Heller (in its capacity either as Issuer or Guarantor) will not be required to make any such payment of additional interest for or on account of:

(i) any tax, assessment or other government charge that would not have been imposed but for (A) the existence of any present or former connection between a Noteholder or Couponholder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holders, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade of business or present therein or having or having had a permanent establishment therein or (B) such Noteholder or Couponholder's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organisation with respect to the United States, passive foreign investment company, controlled foreign corporation or as a corporation that accumulates earnings to avoid United States federal income tax; or

(ii) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or other governmental charge; or

	(iii)	any tax, assessment or other governmental charge that would not have been imposed but for:

		(A)	the presentation by the holder of a Note, Coupon or Talon for payment more than 10 days after the Relevant Date; or

		(B)	a change in law, regulation or administrative or judicial interpretation that becomes effective more than 10 days after the payment becomes due or is duly provided for, whichever occurs later; or

	(iv)	any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Note, Coupon or Talon; or

	(v)	any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Note, Coupon or Talon, if such payment can be made without such deduction or withholding by any other Paying Agent; or

	(vi)	any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with (A) certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or the beneficial owner of a Note, Coupon or Talon if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or (B) any other certification, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge; or

	(vii)	any tax, assessment or other governmental charge imposed on a holder that actually owns or is deemed to own 10 per cent. or more of the combined voting power of all classes of stock of Heller or that is a controlled foreign corporation relating to Heller through stock ownership; or

	(viii)	a payment on a Note, Coupon or Talon to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of such Note, Coupon or Talon; or

	(ix)	any combination of sub-paragraphs (i) to (viii) above.

(c)	Exceptions Relating to Canadian Taxes: However (where the Issuer of the Notes is Heller Canada) Heller Canada will not be required to make any such payment of additional interest for or on account of:

	(i)	any tax, assessment or other government charge that is payable by reason of the Noteholder or the Couponholder having any present or former connection with Canada otherwise than merely by the holding or use or ownership or deemed holding or use outside Canada or ownership as a non-resident of Canada of such Note or Coupon or otherwise than merely by reason of the fact that payments in respect of the Guarantee are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the United States; or

	(ii)	any tax, assessment or other government charge that is payable by reason of the Noteholder or the Couponholder being a person with whom Heller Canada is not dealing at arm's length (within the meaning of the Income Tax Act (Canada)).

13.	Events of Default

(a)	If any of the following events occurs:

	(i)	Non-payment of principal: the Issuer defaults in the payment of principal or premium, if any, on any Note at its maturity, upon redemption (if applicable) or otherwise; or

	(ii)	Non-payment of interest: the Issuer defaults in the payment of any interest upon any Note or any payment with respect to the Coupons, if any, when and as it becomes payable, and continuance of such default for a period of 30 days; or

	(iii)	Breach of other obligations: the Issuer or the Guarantor (if applicable) defaults in the performance or observance of any covenant or agreement in these Conditions, the Guarantee (if applicable) or in the Agency Agreement and such default continues for a period of 60 days; or

	(iv)	Cross-default:

		(A)	an event of default with respect to any other Series of Notes; or

		(B)	a default under any bond, debenture, note or other evidence of Indebtedness issued, assumed or guaranteed by Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada having unpaid principal in excess of U.S.$2,000,000 (or its equivalent in other currencies) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, which Event of Default or default, as the case may be, in either such case, shall have resulted in such other Series of Notes or such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such other Series of Notes or such Indebtedness having been discharged or such declaration of acceleration having been rescinded or annulled within a period of 60 days after there shall have been given, by registered or certified mail, to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada by the

holders of at least 25 per cent. in aggregate principal amount of the outstanding Notes of such Series, a written notice specifying such Event of Default or default, as the case may be, and requiring Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default'' hereunder, unless at the end of such 60-day period and thereafter the Event of Default or default is being contested in good faith by Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada; or

(v)	Insolvency of Heller: the entry of a decree or order for relief in respect of Heller by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws, as now or hereafter constituted, or any other applicable U.S. Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of Heller or substantially all of its property, or ordering the winding up or liquidation of its affairs; or

(vi)	Voluntary insolvency of Heller: the commencement by Heller of a voluntary case under the U.S. Federal bankruptcy laws, as now or hereafter constituted, or any other applicable U.S. Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Heller or for substantially all of its property, or the making by it of an assignment for the benefit of its creditors; or

(vii)	Guarantee not in force: where the Issuer of the Notes is Heller Canada, the Guarantee is not (or is claimed not to be by Heller) in full force and effect; or

(viii)	Insolvency of Heller Canada: where the Issuer of the Notes is Heller Canada, (i) Heller Canada or any of its Subsidiaries becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of Heller Canada or any of its Subsidiaries or the whole or a substantial part of the undertaking, assets and revenues of Heller Canada or any of its Subsidiaries is appointed (or application for any such appointment is made), (iii) Heller Canada or any of its Subsidiaries takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Indebtedness or any guarantee of any Indebtedness given by it or (iv) Heller Canada or any of its Subsidiaries ceases or threatens to cease to carry on all or any substantial part of its business (otherwise than, in the case of a Subsidiary of Heller or a Subsidiary of Heller Canada, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(ix)	Winding up of Heller Canada: where the Issuer of the Notes is Heller Canada, an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of Heller Canada or any of its Subsidiaries (otherwise than, in the case of a Subsidiary of Heller Canada or a Subsidiary of Heller, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

	(x)	Other specified events: the occurrence of any other event of default with respect to the Notes of such Series as provided in the relevant Pricing Supplement.

No event of default with respect to Notes of a particular Series shall constitute an event of default with respect to Notes of any other Series, except with respect to an event of default under sub-paragraph (iii), (iv), (v), (vi), (viii) and (ix) of this Condition 13(a) (Events of Default).

(b)	If an event of default with respect to the Notes of a particular Series at the time outstanding occurs and is continuing, then in every such case the holders of not less than 25 per cent, in principal amount of the outstanding Notes of such Series may declare the Early Redemption Amount (Default) (being the amount so specified in the applicable Pricing Supplement and if no such amount is specified, the principal amount thereof) and all accrued but unpaid interest on the Notes to be due and payable immediately, by a notice in writing to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada and to the Fiscal Agent, and upon any such declaration such Early Redemption Amount (Default) (or other specified amount) and interest shall become immediately due and payable. Upon payment of such amounts in the currency in which such Notes are denominated, all obligations of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada in respect of payment of principal and interest on such Notes shall terminate.

At any time after such a declaration of acceleration of the Notes of a Series has been made and before a judgment or decree for payment has been obtained, the holders of a majority in principal amount of the outstanding Notes of such Series, by written notice to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada may, on behalf of all Noteholders of such Series, waive such event of default and rescind and annul such declaration and its consequences if:

	(i)	Heller or Heller Canada has paid or deposited with the Fiscal Agent a sum in the currency in which such Notes are denominated sufficient to pay:

		(A)	all overdue instalments of interest on such Notes or all overdue payments with respect to any related Coupons;

		(B)	the amounts of principal (and premium, if any, on) such Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate prescribed therefor in these Conditions;

		(C)	to the extent that payment of such interest is lawful, interest upon overdue instalments of interests on each such Note or upon overdue payments on any Coupons at the rate or rates prescribed therefor in such Notes or Coupons; and

(D) all sums paid or advanced by the Paying Agents and the reasonable compensation, expenses, disbursements and advances of the Paying Agents; provided, however, that all sums payable under this sub-paragraph (D) shall be paid in US dollars; and

(ii) all events of default with respect to such Notes, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Condition 17 (Meeting of Noteholders and Waiver). No such recission and waiver shall affect any subsequent default or impair any right consequent thereon.

For all purposes under these Conditions, if a portion of the principal of any Zero Coupon Note shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Zero Coupon Note shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Zero Coupon Note.

14.	Prescription

  Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date.

15.	Replacement of Notes and Coupons

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Fiscal Agent (and, if the Notes are then listed on any stock exchange whose rules requires the appointment of a Paying Agent in any particular place, the Paying Agent having its Specified Office in the place required by the rules of such stock exchange), subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

16.	Agents

In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents act solely as agents of Heller and Heller Canada and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

The initial Paying Agents and their initial Specified Offices are listed below. The initial Calculation Agent (if any) is specified in the relevant Pricing Supplement. Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada reserve the right at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor fiscal agent or Calculation Agent and additional or successor paying agents; provided, however, that Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall at all times maintain:

(i) a Fiscal Agent; and

(ii) if a Calculation Agent is specified in the relevant Pricing Supplement, a Calculation Agent;

(iii) if and for so long as the Notes are listed on any stock exchange whose rules requires the appointment of a Paying Agent in any particular place, a Paying Agent having its Specified Office in the place required by the rules of such stock exchange; and

(iv) a Paying Agent in a place of payment located outside the United States.

Notice of any change in any of the Paying Agents, the Calculation Agent or in their respective Specified Offices shall promptly be given to the Noteholders in accordance with Condition 19 (Notices).

17.	Meetings of Noteholders and Waiver

(a)	Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and, if applicable, the Guarantor (in such case acting together) and shall be convened by it upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more Persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

(b)	Modification: The Notes and these Conditions may be amended without the consent of the Noteholders or the Couponholders to correct a manifest error. In addition, the parties to the Agency Agreement may agree to modify any provision thereof (including, without limitation, the Guarantee), but the Issuer and, if applicable, the Guarantor (in such case acting together) shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

18.	Further Issues

The Issuer may from time to time, without the consent of the Noteholders or the Couponholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

19.	Notices

Notices to the Noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or in either case, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

20.	Currency Indemnity

If any sum due from the Issuer in respect of the Notes or the Coupons or any order or judgment given or made in relation thereto has to be converted from the currency the ("first currency'') in which the same is payable under these Conditions or such order or judgment into another currency (the "second currency'') for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Notes, the Issuer shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuer and shall give rise to a separate and independent cause of action.

21.	Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Pricing Supplement), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

22.	Redenomination

(a)	Application: This Condition 22 (Redenomination) is applicable to the Notes only if it is specified in the relevant Pricing Supplement as being applicable.

(b)	Notice of redenomination: If the country of the Specified Currency is, becomes, or announces its intention to become, a Participating Member State, the Issuer may, without the consent of the Noteholders and Couponholders, on giving at least 30 days' prior notice to the Noteholders and the Paying Agents, designate a date (the "Redenomination Date''), being an Interest Payment Date under the Notes falling on or after the date on which such country becomes a Participating Member State.

(c)	Redenomination: Notwithstanding the other provisions of these Conditions, with effect from the Redenomination Date:

	(i)	the Notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a principal amount for each Note equal to the principal amount of that Note in the Specified Currency, converted into euro at the rate for conversion of such currency into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations); provided, however, that, if the Issuer determines, with the agreement of the Fiscal Agent that then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from that specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders and Couponholders, each stock exchange (if any) on which the Notes are then listed and the Paying Agents of such deemed amendments;

	(ii)	if Notes have been issued in definitive form:

	(A)	all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date (the "Euro Exchange Date") on which the Issuer gives notice (the "Euro

Exchange Notice'') to the Noteholders that replacement Notes and Coupons denominated in euro are available for exchange (provided that such Notes and Coupons are available) and no payments will be made in respect thereof;

		(B)	the payment obligations contained in all Notes denominated in the Specified Currency will become void on the Euro Exchange Date but all other obligations of the Issuer thereunder (including the obligation to exchange such Notes in accordance with this Condition 22 (Redenomination)) shall remain in full force and effect; and

		(C)	new Notes and Coupons denominated in euro will be issued in exchange for Notes and Coupons denominated in the Specified Currency in such manner as the Fiscal Agent may specify and as shall be notified to the Noteholders in the Euro Exchange Notice; and

	(iii)	all payments in respect of the Notes (other than, unless the Redenomination Date is on or after such date as the Specified Currency ceases to be a sub-division of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro by cheque drawn on, or by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any Member State of the European Communities.

(d)	Interest: Following redenomination of the Notes pursuant to this Condition 22 (Redenomination), where Notes have been issued in definitive form, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate principal amount of the Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder.

(e)	Interest Determination Date: If the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable and Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, with effect from the Redenomination Date the Interest Determination Date shall be deemed to be the second TARGET Settlement Day before the first day of the relevant Interest Period.

23.	Consolidation or Merger

So long as any of the Notes remain outstanding, Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(i)

  the corporation formed by such consolidation or into which Heller and/or (where the Issuer of the Notes is Heller Canada) Heller Canada is merged or the person which shall have acquired by conveyance or transfer, or which leases, such properties and assets is a corporation, partnership, limited liability company or trust organised and existing under the laws of any Relevant Jurisdiction, and shall assume payment of the principal of, and premium, if any, and interest, if any, under the Notes and, if applicable, the Guarantee and the performance or observance of every covenant to be performed or observed by the Issuer under the Notes;

(ii) mmediately thereafter, neither an event of default (or event which, with notice or lapse of time, or both, would be such) nor a breach of the Agency Agreement (including, without limitation, where applicable, the Guarantee) shall have occurred and be continuing; and

(iii) Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall have delivered to the Fiscal Agent (I) a certificate signed by an officer of Heller (in its capacity as either Guarantor or Issuer) and (II) a legal opinion from lawyers of recognised standing in the Relevant Jurisdiction, each stating that such consolidation, merger, conveyance, transfer and/or such lease comply with this Condition 23 (Consolidation or Merger) and that all conditions precedent are satisfied.

  If any such transaction were to occur, then, provided that Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada has complied with the foregoing conditions, Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada would (except in the case of a lease) be discharged from all of its respective obligations and covenants under the Notes, any Coupons and the Agency Agreement (including, without limitation, where applicable, the Guarantee).

24.	Interest Act of Canada Disclosure

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Note issued by Heller Canada (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

25.	Substitution

(a)	This Condition 25 (Substitution) is applicable solely to Notes issued by Heller Canada.

(b)	By purchasing or otherwise acquiring the Notes or Coupons (or a beneficial interest therein), each Noteholder and Couponholder (including any holder of a beneficial interest therein) shall thereby consent and agree that the Guarantor may, without any further consent or agreement of such Noteholder or Couponholder (including any holder of a beneficial interest therein) be entitled at any time to substitute for Heller Canada itself as principal obligor (the "Substituted Obligor'') in respect of all obligations arising from or in connection with the Notes and Coupons provided that:

	(i)	the Fiscal Agent and other Agents under the Agency Agreement:

		(A)	are satisfied that Heller is not in default in the performance or observance of any covenant or agreement in these Conditions, the Guarantee or the Agency Agreement; and

		(B)	agree to the terms of substitution;

	(ii)	the Substituted Obligor shall deliver a notice of substitution (the "Notice of Substitution''), the form of which is set forth in Schedule 6 of the Agency Agreement, and such other agreements or documents, if any, as may then be necessary to give effect to the substitution (the "Documents'') and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favour of each Noteholder (of Notes issued by Heller Canada) to be bound by the Conditions of such Notes and the Agency Agreement as the issuer and principal obligor in respect of such Notes;

	(iii)	a legal opinion shall have been delivered to the Fiscal Agent (from whom copies will be available to Noteholders) from lawyers of recognised standing confirming that upon the substitution taking place (A) the requirements of this Condition 25 (Substitution), save as to the giving of notice to the Noteholders, have been met, (B) such Notes and the Agency Agreement are legal, valid, binding and enforceable obligations of the Substituted Debtor (subject to all applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles), (C) the Substituted Obligor is validly incorporated under the law of the State of Delaware, United States of America and (D) that the Substituted Obligor has (if necessary) obtained all necessary governmental and regulatory approvals and consents for the substitution and for the entry into and performance of the Documents; and

	(iv)	if the Notes are listed on the Luxembourg Stock Exchange or any other stock exchange, such stock exchange shall have confirmed to Heller and the Fiscal Agent that, after giving effect to such substitution, the Notes shall continue to be listed on such stock exchange.

The Guarantor hereby represents, warrants, undertakes and agrees that upon such substitution of itself as the Substituted Obligor as described in this Condition 25(b) (Substitution), it shall, immediately thereupon (x) be bound by, and shall comply with and fully perform, the Conditions of such Notes as the issuer thereof and principal obligor thereunder, and (y) be bound by, and shall comply with and fully perform, the provisions of the Agency Agreement relating to such Notes as the issuer and principal obligor in respect thereof.

(c)	Upon the execution of the Documents (if any) and the delivery of the legal opinion referred to in paragraph (b) of this Condition 25 (Substitution), the Substituted Obligor shall be deemed to be named in the Notes issued by Heller Canada as the issuer and principal obligor in place of Heller Canada and it shall thereupon assume all of the rights and obligations of Heller Canada under the Agency Agreement and (ii) Heller Canada shall be released from all of its obligations under such Notes and the Agency Agreement. References in these Conditions to the Issuer shall from then on be deemed to refer to the Substituted Obligor.

(d)	Notification of any such substitution shall be provided in accordance with Condition 19 (Notices) within 5 days of the execution of such Documents and/or the delivery of the legal opinion referred to in paragraph (b) of this Condition 25 (Substitution).

(e)	Counterparts of the Documents, if any, shall be deposited with and held by the Fiscal Agent for so long as any of such Notes originally issued by Heller Canada remain outstanding and for so long as any claim made against the Substituted Obligor or the Guarantor by any Noteholder or Couponholder (or any holder of a beneficial interest therein) in relation to such Notes or the Documents, if any, shall not have been finally adjudicated, settled or discharged.

26.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and the guarantee are governed by, and shall be construed in accordance with, the laws of the State of New York.

(b)	Jurisdiction: Each of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada agrees for the benefit of the Noteholders that the courts of the State of New York and the federal courts of the United States in the State of New York, in each case sitting in the Borough of Manhattan in the City of New York, shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Notes (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c)

  Process agent: Each of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada agrees that the process by which any Proceedings in New York are begun may be served on it by being delivered to CT Corporation System, 111 Eighth Avenue, New York New York 10011 (in the case of Heller) or to Corporation Service Company at 80 State Street, Albany, New York, 12207 (in the case of Heller Canada) or, if different, its registered office for the time being or at any address of the Issuer in New York. If such Person is not or ceases to be effectively appointed to accept service of process on behalf of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada, each of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall, on the written demand of any Noteholder addressed to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada and delivered to Heller or to the Specified Office of the Fiscal Agent, appoint a further Person in New York to accept service of process on its behalf and, failing such appointment within 15 days, any Noteholder shall be entitled to appoint such a Person by written notice addressed to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada and delivered to Heller or to the Specified Office of the Fiscal Agent. Nothing in this paragraph shall affect the right of any Noteholder to serve process in any other manner permitted by law.

(d)	Non-exclusivity: The submission to the jurisdiction of the courts referred to above shall not (and shall not be construed so as to) limit the right of any Noteholder to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

  SCHEDULE 8

  FORM OF PERMANENT GLOBAL NOTE

  [THIS NOTE CONSTITUTES [COMMERCIAL PAPER]/[A SHORTER/ LONGER]
  TERM DEBT SECURITY] ISSUED IN ACCORDANCE WITH THE REGULATIONS
  MADE UNDER SECTION 4 OF THE BANKING 1987]1

  ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

  [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
  ([incorporated in [the State of Delaware, United States of America/Canada)]

  [currency][amount] Notes due [maturity]

  issued under

  U.S.$2,000,000,000
  Euro Medium-Term Note Programme

  [unconditionally and irrevocably guaranteed by
  HELLER FINANCIAL, INC.
  (incorporated in the State of Delaware, United States of America)]

  PERMANENT GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Global Note is issued in respect of the notes (the "Notes") of [ ] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") a copy of which is annexed hereto. The Notes are the subject of an amended and restated issue and paying agency agreement dated 26 October 2000 (the " Agency Agreement") made between the Issuer, [Heller Financial, Inc. (the "the Guarantor"),] Deutsche Bank AG London fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the other paying agent named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any additional or successor paying agents

[1] Insert if the issue proceeds are accepted in the U.K.

appointed from time to time in connection with the Notes). [The Notes are guaranteed by the Guarantor in the Agency Agreement.]

1.2	Construction

All references in this Global Note to an agreement, instrument or other document (including the Agency Agreement) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time; provided, that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Note.

2.	REFERENCES TO CONDITIONS

Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Pricing Supplement, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3.	PROMISE TO PAY

3.1	The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5.	EXCHANGE

This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement:

	5.1	on the expiry of such period of notice as may be specified in the Pricing Supplement; or

	5.2	if any of the following events occurs:

		5.2.1	Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme (" Clearstream, Luxembourg") or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

		5.2.2	any of the circumstances described in Condition 13 (Events of Default) occurs; or

		5.2.3	the holder requests exchange of the Global Note for Definitive Notes.

6.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Pricing Supplement), in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office of the Fiscal Agent within 30 days of the bearer requesting such exchange.

7.	FAILURE TO DELIVER DEFINITIVE NOTES OR TO REPAY

If:

	7.1	Failure to deliver Definitive Notes: Definitive Notes have not been delivered in accordance with paragraph 6 (Delivery of Definitive Notes) above by 5.00 p.m. (London time) on the thirtieth day after the bearer has requested exchange of this Global Note for Definitive Notes; or

	7.2	Temporary global note becomes void: this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes and such temporary global note becomes void in accordance with its terms; or

	7.3	Payment default: this Global Note (or any part hereof) has become due and payable in accordance with the Conditions or the date for final redemption of this Global Note has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the bearer in accordance with the terms of this Global Note on the due date for payment, then the Issuer hereby irrevocably agrees that if it does not make the required delivery of such Definitive Notes by 6.00 p.m. (London time) on the day on which the relevant notice period expires or, as the case may be, the thirtieth day after the day on which such Permanent Global Note becomes due to be exchanged, and, in the case of (a) above, such note is not duly redeemed (or the funds required for such redemption are not available to the Fiscal Agent for the purposes of effecting such redemption and remain available for such purpose) by 6.00 p.m. (London time) on the thirtieth day after the day on which such Note became so exchangeable then each Holder or its successors or assigns may, without the consent and to the exclusion of the bearer hereof, file any claim, take any action or institute any proceedings to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due in respect of each Note represented by this Permanent Global Note which is credited to such Holder's securities account with a clearing agent as fully as though such Note were evidenced by a Definitive Note without the production of this Permanent Global Note, provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note. The face amount of this Permanent Global Note shall be reduced by the face amount, if any, of each Note represented hereby in respect of which full settlement has occurred as a result of any such claim, action or proceeding by such relevant account holders or their successors or assigns.

8.	WRITING DOWN

On each occasion on which:

	8.1	Payment of principal: a payment of principal is made in respect of this Global Note;

	8.2	Definitive Notes: Definitive Notes are delivered; or

	8.3	Cancellation: Notes represented by this Global Note are to be cancelled in accordance with Condition 10(i) (Redemption and Purchase - Cancellation),

the Issuer shall procure that (a) the amount of such payment and the aggregate principal amount of such Notes and (b) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a) above) are noted in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

9.	WRITING UP

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then, if at any time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of this Global Note (which shall be the previous principal amount hereof plus the amount of such further portion) is noted in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

10.	PAYMENTS

All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal of the Notes in full with all interest accrued on the Notes) surrender of this Global Note at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Global Note, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto.

11.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of this Global Note.

12.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 10(e) (Redemption at the option of Noteholders) (the "Put Option"), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note and Put Option Notice, give written notice of such exercise to the Fiscal Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

13.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 10(e) (Redemption at the option of the Issuer) in relation to some only of the Notes, this Global Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions.

14.	NOTICES

Notwithstanding Condition 19 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 19 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system; provided, however, that, so long as the Notes are listed on the

Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

15.	REDENOMINATION

If the Notes are redenominated pursuant to Condition 22 (Redenomination), then following redenomination:

	15.1	Denominations: if Definitive Notes are required to be issued, they shall be issued at the expense of the Issuer in the denominations of euro 0.01, euro 1,000, euro 10,000, euro 100,000 and such other denominations as the Fiscal Agent shall determine and notify to the Noteholders; and

	15.2	Calculation of Interest: the amount of interest due in respect of Notes represented by this Global Note will be calculated by reference to the aggregate principal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

16.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank AG London as fiscal agent.

17.	GOVERNING LAW

THIS GLOBAL NOTE IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE, LAWS OF THE STATE OF NEW YORK.

18.	The Issuer of this Global Note is [Heller Financial, Inc./Heller Financial Canada, Ltd.], which is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997). Repayment of the principal and payment of any interest or premium in connection with this Note has [not] been guaranteed [by Heller Financial, Inc.] which is not an authorised institution or a European Authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997).[2]

[2] Insert if the issue proceeds are accepted in the UK.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

[HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]

By1 : ......................................................... [manual or facsimile signature] (duly authorised)	By2 : ......................................................... [manual or facsimile signature] (duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of Deutsche Bank AG London as fiscal agent without recourse, warranty or liability

By: ......................................................... [manual signature] (duly authorised)

[1] In the case where Heller Financial, Inc. is the Issuer. [2] In the case where Heller Financial Canada, Ltd. is the Issuer.

    [FORM OF NOTATION RELATING TO GUARANTEE]

    [GUARANTEE]

Heller Financial, Inc. (and any successor of Heller Financial, Inc.) has unconditionally and absolutely guaranteed, to the extent set forth in, and subject to the provisions in the Amended and Restated Agency Agreement (the "Agency Agreement"), the due and punctual payment of principal and interest on this Note and any other amounts due and payable under the Agency Agreement and hereunder of Heller Financial Canada, Ltd. and further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by a Noteholder in enforcing its rights under the Guarantee. In case of the failure of Heller Financial Canada, Ltd. punctually to perform or make any such payment, the Guarantor hereby agrees to cause such payment and performance to be made punctually.

The obligations of the Guarantor to the Noteholders pursuant to the Guarantee and the Agency Agreement are expressly set forth in Clause 17 of the Agency Agreement and reference is hereby made to the Agency Agreement for the precise terms of the Guarantee. The Guarantor has the right under Condition 25, at any time, to substitute itself for Heller Canada as issuer and principal obligor under this Note. Capitalised terms used herein and not defined herein have the meanings ascribed thereto in the Agency Agreement.

HELLER FINANCIAL, INC.

By: [manual/facsimile signature] (duly authorised)

    SCHEDULE 1

    PAYMENTS , EXCHANGES AGAINST TEMPORARY GLOBAL NOTE , DELIVERY OF DEFINITIVE
    NOTES AND
    CANCELLATION OF NOTES

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Amount of principal then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

SCHEDULE 2

TERMS AND CONDITIONS OF THE NOTES

1.	Introduction

(a)	Programme: Heller Financial, Inc. ("Heller'') and Heller Financial Canada, Ltd. ("Heller Canada'') have established a Euro Medium-Term Note Programme (the " Programme'') for the issuance of up to U.S.$2,000,000,000 aggregate principal amount of notes (the "Notes''). Notes issued by Heller Canada will be guaranteed by Heller in its capacity as guarantor (the "Guarantor'').

(b)	Issuer: In these Conditions, "Issuer'' means, in relation to any Notes or Tranche (as defined below) or Series (as defined below) of any Notes, the issuer of such Notes or of such Tranche or such Series as identified in the Pricing Supplement (as defined below) relating thereto being either (i) Heller or (ii) Heller Canada.

(c)	Pricing Supplement: Notes issued under the Programme are issued in series (each a "Series'') and each Series may comprise one or more tranches (each a "Tranche'') of Notes. Each Tranche is the subject of a pricing supplement (the " Pricing Supplement'') which supplements these terms and conditions (the "Conditions''). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as supplemented, amended and/or replaced by the relevant Pricing Supplement. In the event of any inconsistency between these Conditions and the relevant Pricing Supplement, the relevant Pricing Supplement shall prevail.

(d)	Agency Agreement: The Notes are the subject of an amended and restated issue and paying agency agreement dated 26 October 2000 (as amended or supplemented from time to time, the "Agency Agreement'') between Heller, Heller Canada, Deutsche Bank AG London as fiscal agent (the "Fiscal Agent'', which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the paying agent named therein (together with the Fiscal Agent, the "Paying Agents'', which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes).

(e)	The Notes: All subsequent references in these Conditions to "Notes'' are to the Notes which are the subject of the relevant Pricing Supplement. Copies of the relevant Pricing Supplement are available free of charge by holders of the Notes ("Noteholders'') during normal business hours at the Specified Office of the Fiscal Agent and the Paying Agent in Luxembourg, the initial Specified Offices of which are set out below.

(f)	The Guarantee: Notes issued by Heller Canada will have the benefit of a guarantee (the "Guarantee'') given by Heller which is contained in the Agency Agreement. The Guarantee contains provisions which enable Noteholders to take action directly against the Guarantor.

(g)	Summaries: Certain provisions of these Conditions are summaries of the Agency Agreement and are subject to its detailed provisions. Noteholders and the holders of the related interest coupons, if any, (the "Couponholders'' and the "Coupons'', respectively) are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. Copies of the Agency Agreement are available for Noteholders during normal business hours at the Specified Offices (as defined in the Agency Agreement) of each of the Paying Agents, the initial Specified Offices of which are set out below.

2.	Interpretation

(a)	Definitions: In these Conditions the following expressions have the following meanings:

"Accrual Yield'' has the meaning given in the relevant Pricing Supplement;

"Additional Business Centre(s)'' means the city or cities specified as such in the relevant Pricing Supplement;

"Additional Financial Centre(s)'' means the city or cities specified as such in the relevant Pricing Supplement;

"Business Day'' means:

(i) in relation to any sum payable in euro, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in each (if any) Additional Business Centre; and

(ii) in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments generally in the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

"Business Day Convention'', in relation to any particular date, has the meaning given in the relevant Pricing Supplement and, if so specified in the relevant Pricing Supplement, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(i) "Following Business Day Convention'' means that the relevant date shall be postponed to the first following day that is a Business Day;

(ii) "Modified Following Business Day Convention'' or "Modified Business Day Convention'' means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(iii) "Preceding Business Day Convention'' means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(iv) "FRN Convention'', "Floating Rate Convention'' or "Eurodollar Convention'' means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Pricing Supplement as the Specified Period after the calendar month in which the preceding such date occurred provided, however, that:

	(A)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

	(B)	if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

	(C)	if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and

(v)	"No Adjustment'' means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

"Calculation Agent'' means the Fiscal Agent or such other Person specified in the relevant Pricing Supplement as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Pricing Supplement;

"Consolidated Net Tangible Assets'' means the total of all assets reflected on a consolidated balance sheet of Heller and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortisation and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortised debt discount and all other like segregated intangible assets, and amounts on the asset side of such balance sheet for capital stock of Heller, all as determined in accordance with such principles, less the aggregate of the current liabilities of Heller and its consolidated Subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, "current liabilities'' includes all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Heller and its consolidated Subsidiaries, credit balances of factoring clients and other payables and accruals, in each case payable on demand or due within one year of the date of determination of Consolidated Net Tangible Assets, all as reflected on such consolidated balance sheet of Heller and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles;

"Coupon Sheet'' means, in respect of a Note, a coupon sheet relating to the Note;

"Day Count Fraction'' means (subject as provided in Condition 6 (Fixed Rate Note Provisions) and Condition 7 (Floating Rate Note and Index-Linked Interest Note Provision s)), in respect of the calculation of an amount for any period of time (the "Calculation Period''), such day count fraction as may be specified in these Conditions or the relevant Pricing Supplement and:

(i)	if "Actual/365'' or "Actual/Actual-ISDA'' is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii)	if "Actual/365 (Fixed)'' is so specified, means the actual number of days in the Calculation Period divided by 365;

(iii)	if "Actual/360'' is so specified, means the actual number of days in the Calculation Period divided by 360;

(iv)	if "30/360'' is so specified, means the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(v)	if "30E/360'' or "Eurobond Basis'' is so specified means, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of the final Calculation Period, the date of final maturity is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);

"Early Redemption Amount (Tax)'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Early Termination Amount'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, these Conditions or the relevant Pricing Supplement;

"Extraordinary Resolution'' has the meaning given in the Agency Agreement;

"Final Redemption Amount'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Finance Business'' means the business of making loans, extending credit or providing financial accommodations to any person and such activities as may be incidental thereto, including, but not limited to, the purchase of obligations growing out of the sale or lease of all types of consumer, commercial and industrial property; the making of loans to individuals and business enterprises including the extension of wholesale or floor plan accommodations to permit distributors and dealers to carry inventories for resale; factoring; leasing of tangible personal property to others; mortgage brokerage and servicing; and other business of a similar character to the extent that other companies similarly situated, within the limits of sound trade practice, may have heretofore engaged or may hereafter engage in such other business;

"Fixed Coupon Amount'' has the meaning given in the relevant Pricing Supplement;

"Indebtedness'' means any money borrowed and all liabilities, whether issued or assumed, in respect of money borrowed, whether or not evidenced by notes, debentures or other like written obligations to pay money, and all guarantees in respect of money borrowed by third persons, whether or not evidenced by notes, debentures or other like written obligations of such third persons to pay money;

"Interest Amount'' means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

"Interest Commencement Date'' means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Pricing Supplement;

"Interest Determination Date'' has the meaning given in the relevant Pricing Supplement;

"Interest Payment Date'' means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Pricing Supplement and, if a Business Day Convention is specified in the relevant Pricing Supplement:

(i) as the same may be adjusted in accordance with the relevant Business Day Convention; or

(ii) if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Pricing Supplement as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);

"Interest Period'' means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date;

"ISDA Definitions'' means the 2000 ISDA Definitions (as supplemented, amended or updated as at the date of issue of the first Tranche of the Notes of the relevant Series (as specified in the relevant Pricing Supplement) as published by the International Swaps and Derivatives Association, Inc. (formerly the International Swap Dealers Association, Inc.));

"Issue Date'' has the meaning given in the relevant Pricing Supplement;

"Lien'' means any mortgage, charge, pledge or other security interest including without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

"Margin'' has the meaning given in the relevant Pricing Supplement;

"Maturity Date'' has the meaning given in the relevant Pricing Supplement;

"Maximum Redemption Amount'' has the meaning given in the relevant Pricing Supplement;

"Minimum Redemption Amount'' has the meaning given in the relevant Pricing Supplement;

"Non-United States Person'' means a person who is not a United States Person;

"Optional Redemption Amount (Call)'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Optional Redemption Amount (Put)'' means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Pricing Supplement;

"Optional Redemption Date (Call)'' has the meaning given in the relevant Pricing Supplement;

"Optional Redemption Date (Put)'' has the meaning given in the relevant Pricing Supplement;

"Participating Member State'' means a Member State of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

"Payment Business Day'' means:

(i) if the currency of payment is euro, any day which is:

	(A)	a day on which banks in the relevant place of presentation are open for presentation or payment of bearer debt securities and for dealings in foreign currencies; and

	(B)	in the case of payment by transfer to an account, a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; o r

(ii)	if the currency of payment is not euro, any day which is:

	(A)	a day on which banks in the relevant place of presentation are open for presentation or payment of bearer debt securities and for dealings in foreign currencies; and

	(B)	in the case of payment by transfer to an account, a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre;

"Person'' means any individual, company, corporation, firm, partnership, limited liability company, joint venture, association, trust, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

"Principal Financial Centre'' means, in relation to any currency, the principal financial centre for that currency provided, however, that:

(i)	in relation to euro, it means the principal financial centre of such Member State of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(ii)	in relation to Australian dollars, it means either Sydney or Melbourne and, in relation to New Zealand dollars, it means either Wellington or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

"Put Option Notice'' means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

"Put Option Receipt'' means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

"Rate of Interest'' means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Pricing Supplement, or calculated or determined in accordance with the provisions of, these Conditions and/or the relevant Pricing Supplement;

"Redemption Amount'' means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional

Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant Pricing Supplement;

"Reference Banks'' has the meaning given in the relevant Pricing Supplement or, if none, four (or if the Principal Financial Centre is Helsinki, five) major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate;

"Reference Price'' has the meaning given in the relevant Pricing Supplement;

"Reference Rate'' has the meaning given in the relevant Pricing Supplement;

"Relevant Date'' means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in the Principal Financial Centre of the currency of payment by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

"Relevant Financial Centre'' has the meaning given in the relevant Pricing Supplement;

"Relevant Indebtedness'' means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

"Relevant Jurisdiction'' means, where the Issuer is Heller, the United States and, where the Issuer is Heller Canada, each of the United States and Canada;

"Relevant Screen Page'' means the page, section or other part of a particular information service (including, without limitation, the Reuters Markets 3000 and Bridge/Telerate) specified as the Relevant Screen Page in the relevant Pricing Supplement, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

"Relevant Time'' has the meaning given in the relevant Pricing Supplement;

"Reserved Matter'' means any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of any payment under the Notes or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution;

"Restricted Subsidiary'' means a Subsidiary of Heller or of a Restricted Subsidiary, including any of their respective Subsidiaries:

(i) which is primarily engaged in the Finance Business;

(ii) which conducts such Finance Business primarily in the United States; and

(iii) of which Heller and/or a Restricted Subsidiary owns 51 per cent, or more of each class of its Voting Stock;

"SBA'' means the United States Small Business Administration or any successor thereto;

"Senior Debt'' means all indebtedness of Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada, present and future, which is not by its terms made subordinate or junior in right of payment with respect to the general assets of Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada to any other Indebtedness of Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada;

"Specified Currency'' has the meaning given in the relevant Pricing Supplement;

"Specified Denomination(s)'' has the meaning given in the relevant Pricing Supplement;

"Specified Office'' of any Agent means the office specified against its name in Schedule 2 of the Agency Agreement or, in the case of any Agent not originally party thereto, specified by notice to the Issuer in accordance with the Agency Agreement;

"Specified Period'' has the meaning given in the relevant Pricing Supplement;

"Subsidiary'' means any corporation of which more than 50 per cent, of the Voting Stock, other than directors' qualifying shares (if any) shall at the time be owned by Heller and/or one or more Subsidiaries and (where the Issuer of the Notes is Heller Canada), Heller Canada and/or one or more Subsidiaries;

"Talon'' means a talon for further Coupons;

"TARGET Settlement Day'' means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open;

"TEFRA D Rules'' means the United States Treasury Regulation §1.163-5(c)(2)(i)(D);

"Treaty'' means the Treaty establishing the European Community, as amended by the Treaty on European Union;

"Voting Stock'' means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the directors of a corporation, provided that capital stock which carries only a right to vote conditional on the happening of an event shall not be considered voting stock, whether or not such event has happened;

"United States'' means the United States of America, including the States and the District of

Columbia, its territories, its possessions and other areas within its jurisdiction;

"United States Person'' means:

(a)	for purposes of Regulation S under the Securities Act:

	(i)	any natural person resident in the United States;

	(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

	(iii)	any estate of which any executor or administrator is a United States Person;

	(iv)	any trust of which any trustee is a United States Person;

	(v)	any agency or branch of a foreign entity located in the United States;

	(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person;

	(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

	(viii)	Any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a United States Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts;

(b)	for purposes of U.S. federal tax laws:

	(i)	any individual who is a citizen or resident of the United States;

	(ii)	any corporation, partnership or other entity created or organised in or under the laws of the United States;

	(iii)	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

	(iv)	any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions; and

"Zero Coupon Note'' means a Note specified as such in the relevant Pricing Supplement.

(b)	Interpretation: In these Conditions:

	(i)	if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;

	(ii)	if Talons are specified in the relevant Pricing Supplement as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

	(iii)	if Talons are not specified in the relevant Pricing Supplement as being attached to the Notes at the time of issue, references to Talons are not applicable;

	(iv)	any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 12 (Taxatio n), any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

	(v)	any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 12 (Taxation) and any other amount in the nature of interest payable pursuant to these Conditions;

	(vi)	references to Notes being "outstanding'' shall be construed in accordance with the Agency Agreement; and

	(vii)	if an expression is stated in Condition 2(a) (Definitions) to have the meaning given in the relevant Pricing Supplement, but the relevant Pricing Supplement gives no such meaning or specifies that such expression is "not applicable'', then such expression is not applicable to the Notes.

3.	Denomination and Title

The Notes are in bearer form in the Specified Denomination(s) with Coupons and, if specified in the relevant Pricing Supplement, Talons attached at the time of issue. In the case of a Series of Notes with more than one Specified Denomination, Notes of one Specified Denomination will not be exchangeable for Notes of another Specified Denomination. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no Person shall be liable for so treating such holder.

4.	Status

(a)	The Notes: The Notes and Coupons constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and will at all times rank pari passu among themselves and at least pari passu with all other, present and future, unsecured and unsubordinated indebtedness and monetary obligations of the Issuer, including (without limitation) all other Senior Debt, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

(b)	The Guarantee: Where the Issuer of the Notes is Heller Canada, Heller will unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes issued by Heller Canada, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Guarantee constitutes a direct, unconditional and unsecured obligation of Heller, and will rank pari passu with all other, present and future, unsecured and unsubordinated indebtedness and monetary obligations of Heller including (without limitation) all other Senior Debt, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application. The Guarantee provides that in the event of a default in payment of principal, premium, if any, or interest on a Note issued by Heller Canada, Noteholders may institute legal proceedings directly against Heller, to enforce the Guarantee without first proceeding directly against Heller Canada.

5.	Negative Pledge

(a)	Heller: So long as any of the Notes remain outstanding, Heller will not, and will not permit any Restricted Subsidiary to create, incur or assume any Lien on property of any character of Heller or any Restricted Subsidiary to secure any Indebtedness unless:

	(i)	the Lien equally and rateably secures the Notes and the Indebtedness; or

	(ii)	the Lien is on property or shares of stock of a corporation at the time the corporation becomes a Restricted Subsidiary or merges into or consolidates with Heller or a Restricted Subsidiary; or

	(iii)	the Lien is on property at the time Heller or a Restricted Subsidiary acquires the property; or

	(iv)	the Lien secures Indebtedness incurred to finance all or part of the purchase price or cost of construction of property of Heller or a Restricted Subsidiary; or

	(v)	the Lien secures Indebtedness of a Restricted Subsidiary owing to Heller or another Restricted Subsidiary; or

	(vi)	the Lien is on property of a person at the time the person transfers or leases all or substantially all of its assets to Heller or a Restricted Subsidiary; or

	(vii)	the Lien is in favour of a government or governmental entity and is for taxes or assessments or secures payments pursuant to a contract or statute; or

	(viii)	the Lien arises out of a judgment, decree or court order or the Lien arises in connection with other proceedings or actions at law or in equity; or

	(ix)	the Lien is on receivables, or cash, deposited or otherwise subjected to a Lien as a basis for the issuance of bankers' acceptances or letters of credit in connection with any financing of customers' operations by Heller or any Restricted Subsidiary; or

	(x)	the Lien is on property (or any receivables arising in connection with the lease thereof) acquired by Heller or a Restricted Subsidiary through repossession, foreclosure or like proceeding and secures Indebtedness incurred at the time of such acquisition or at any time thereafter to finance all or part of the cost of maintenance, improvement or construction relating thereto; or

	(xi)	the Lien is created in favour of the SBA on property owned by a Restricted Subsidiary which is organised as a small business investment company under Title 15, Section 681, of the United States Code; or

	(xii)	the Lien extends, renews or replaces in whole or in part a Lien set forth in sub-paragraphs (i) through (xi) above; or

	(xiii)	the Lien secures Indebtedness of Heller or a Restricted Subsidiary and the sum of the following does not exceed 10 per cent, of Consolidated Net Tangible Assets:

		(A)	such Indebtedness; plus

		(B)	other Indebtedness of Heller and its Restricted Subsidiaries secured by Liens on property of Heller and its Restricted Subsidiaries, excluding Indebtedness secured by a Lien existing as of the Issue Date of the Notes and excluding Indebtedness secured by a Lien permitted by one of subparagraphs (i) through (xii) above.

(b)	Heller Canada: So long as any Note issued by Heller Canada remains outstanding, Heller Canada shall not and shall not permit any of its Subsidiaries to, create or permit to subsist any Lien upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or guarantee of Relevant Indebtedness without (a) at the same time or prior thereto securing the Notes equally and rateably therewith or (b) providing such other security for the Notes as may be approved by an Extraordinary Resolution of Noteholders.

For the purposes of the Conditions, "guarantee'' means, in relation to any Indebtedness of any Person, any obligation of another Person to pay such Indebtedness including (without limitation):

	(i)	any obligation to purchase such Indebtedness;

	(ii)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness;

	(iii)	any indemnity against the consequences of a default in the payment of such Indebtedness; and

	(iv)	any other agreement to be responsible for such Indebtedness.

6.	Fixed Rate Note Provisions

(a)	Application: This Condition 6 (Fixed Rate Note Provisions) is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (Fixed Rate Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)

    Fixed Coupon Amount: The amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination.

(d)	Regular Interest Periods: If all of the Interest Payment Dates fall at regular intervals between the Issue Date and the Maturity Date, then:

	(i)	the Notes shall for the purposes of this Condition 6 be "Regular Interest Period Notes'';

	(ii)	the day and month (but not the year) on which any Interest Payment Date falls shall for the purposes of this Condition 6 (Fixed Rate Note Provisions) bea "Regular Date''; and

	(iii)	each period from and including a Regular Date falling in any year to but excluding the next succeeding Regular Date shall for the purposes of this Condition 6 (Fixed Rate Note Provision s) bea "Regular Period''.

(e)	Irregular first or last Interest Periods: If the Notes would be Regular Interest Period Notes but for the fact that either or both of:

	(i)	the interval between the Issue Date and the first Interest Payment Date; and

	(ii)	the interval between the Maturity Date and the immediately preceding Interest Payment Date is longer or shorter than a Regular Period, then the Notes shall

(h)	Number of days: For the purposes of this Condition 6 (Fixed Rate Note Provisions), unless the Day Count Fraction is specified in the relevant Pricing Supplement as being 30/360 (in which case the provisions of paragraph (g)(i) above shall apply), the number of days in any period shall be calculated on the basis of actual calendar days from and including the first day of the relevant period to but excluding the last day of the relevant period.

Irregular Interest Periods: If the Notes are not Regular Interest Period Notes and interest is required to be calculated for any period other than an Interest Period, interest shall be calculated on such basis as is described in the relevant Pricing Supplement.

7.	Floating Rate Note and Index-Linked Interest Note Provisions

(a)	Application: This Condition 7 (Floating Rate Note and Index-Linked Interest Note Provisions)is applicable to the Notes only if the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)	Screen Rate Determination: If Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be determined by the Calculation Agent on the following basis:

(i) if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii) in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(iii) if, in the case of (i) above, such rate does not appear on that page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Calculation Agent will:

		(A)	request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market in an amount that is representative for a single transaction in that market at that time; and

		(B)	determine the arithmetic mean of such quotations; and

	(viii)	if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Calculation Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, selected by the Calculation Agent, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; provided, however, that if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of the preceding Interest Period.

(d)	ISDA Determination: If ISDA Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where "ISDA Rate'' in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

	(i)	the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Pricing Supplement;

	(ii)	the Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Pricing Supplement; and

	(iii)	the relevant Reset Date (as defined in the ISDA Definitions) is either (A) if the relevant Floating Rate Option is based on the London inter-bank offered rate (LIBOR) for a currency, the first day of that Interest Period or (B) in any other case, as specified in the relevant Pricing Supplement.

(e)	Index-Linked Interest: If the Index-Linked Interest Note Provisions are specified in the relevant Pricing Supplement as being applicable, the Rate(s) of Interest applicable to the Notes for each Interest Period will be determined in the manner specified in the relevant Pricing Supplement.

(f)	Maximum or Minimum Rate of Interest: If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Pricing Supplement, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(g)	Calculation of Interest Amount: The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the principal amount of such Note during such Interest Period and multiplying the product by the relevant Day Count Fraction.

(h)	Calculation of other amounts: If the relevant Pricing Supplement specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Calculation Agent in the manner specified in the relevant Pricing Supplement.

(i)

    Publication: The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents and each stock exchange (if any) on which the Notes are then listed as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Noteholders. The Calculation Agent will be entitled to amend any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(j)	Notifications etc: All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer and (where the Issuer of the Notes is Heller Canada) the Guarantor, the Paying Agents, the Noteholders and the Couponholders and (subject as aforesaid) no liability to any such Person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

8.	Zero Coupon Note Provisions

(a)	Application: This Condition 8 (Zero Coupon Note Provisions) is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Late payment on Zero Coupon Notes: If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i) the Reference Price; and

(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9.	Dual Currency Note Provisions

(a)	Application: This Condition 9 (Dual Currency Note Provisions) is applicable to the Notes only if the Dual Currency Note Provisions are specified in the relevant Pricing Supplement as being applicable.

(b)	Rate of Interest: If the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the relevant Pricing Supplement.

10.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 11 (Payments).

(b)	Redemption for tax reasons:

(i) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 or more than 60 days' notice in accordance with Condition 19 (Notic es) (which notice shall be irrevocable), at their Early Redemption Amount (Tax), together with accrued interest, if any, if the Issuer has or will become obligated to pay additional interest on such Notes pursuant to Condition 12 (Taxation) or (where the Issuer of the Notes is Heller Canada) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Jurisdiction or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date on which any person (including any person acting as underwriter, broker or dealer) agrees to purchase any of such Notes pursuant to their original issuance, and such obligation cannot be avoided by the Issuer or, if applicable, the Guarantor taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obligated to pay such additional interest were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 10 (Redemption and Purchase), the Issuer or, if applicable, the Guarantor shall deliver to the Fiscal Agent (A) a certificate signed by an officer of the Issuer or, if applicable, the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (B) a legal opinion, from lawyers of recognised standing to the Issuer or, if applicable, the Guarantor to the effect that the Issuer or, if applicable, the Guarantor has or will become obligated to pay such additional interest as a result of such change or amendment.

(ii)	Unless otherwise specified in the Pricing Supplement, if Heller shall determine that any payment made outside the United States by Heller (in its capacity as either Issuer or Guarantor) or any of its Paying Agents in respect of any Note, Coupon or Talon, if any, that is not a Note to which the Floating Rate Note Provisions, as specified in the relevant Pricing Supplement apply (an "Affected Note") would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to Heller (in its relevant capacity as aforesaid), any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Note that is a Non-United States Person (other than such a requirement (A) that would not be applicable to a payment made by Heller (in its relevant capacity as aforesaid) or any one of its Paying Agents (1) directly to the beneficial owner or (2) to a custodian, nominee or other agent of the beneficial owner, or (B) that can be satisfied by such custodian, nominee or agent certifying to the effect that the beneficial owner is a Non-United States Person, provided that, in any case referred to in clause (A)(1) or (B), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then either the Issuer (if, but only if the Issuer is Heller) shall elect to redeem such Affected Notes in whole, but not in part, at their Early Redemption Amount (Tax), together with accrued interest, if any, or if the conditions of the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph or if the Issuer is Heller Canada, and the conditions of the next succeeding paragraph are satisfied, Heller (in its capacity as Guarantor) shall pay the additional interest specified in such paragraph. Heller (in its relevant capacity as aforesaid) shall make such determination as soon as practicable and the Issuer shall publish prompt notice thereof (the "Determination Notice"), stating the effective date of such certification, documentation, information or other reporting requirement, whether the Affected Notes shall be redeemed or that the additional interest specified in the next succeeding paragraph shall be paid and (if applicable) the last date by which the redemption of the

Affected Notes must take place (the "Redemption Date"), as provided in the next succeeding sentence. If any Affected Notes are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall specify by notice given to the Fiscal Agent at least 60 days before the Redemption Date. Notice of such redemption shall be given to the holders of the Affected Notes not more than 60 days or less than 30 days prior to the Redemption Date. Notwithstanding the foregoing, the Affected Notes shall not be so redeemed if Heller (in its relevant capacity as aforesaid) shall subsequently determine, not less than 30 days prior to the Redemption Date, that subsequent payments on the Affected Notes would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Issuer shall publish prompt notice of such subsequent determination, and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice pursuant to this paragraph, Heller shall deliver to the Fiscal Agent (I) a certificate signed by an officer of Heller (in its relevant capacity as aforesaid) stating that Heller (in its relevant capacity as aforesaid) is entitled to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Issuer to redeem the Affected Notes or to pay the additional interest specified in the next succeeding paragraph have occurred and (II) a legal opinion, from lawyers of recognised standing in the United States, to the effect that such conditions have occurred.

If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a back-up withholding tax or similar charge, Heller (in its capacity as either Issuer or Guarantor) may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by Heller (in its relevant capacity as aforesaid) or any of its Paying Agents in respect of any Affected Note of which the beneficial owner is a Non-United States Person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to Heller (in its relevant capacity as aforesaid), any Paying Agent or any governmental authority), after deduction or withholding for or on account of such back-up withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of any such Affected Note for payment more than 15 days after the Relevant Date), will not be less than the amount provided in any such Affected Note to be then due and payable. If Heller (in its relevant capacity as aforesaid) elects to pay additional interest pursuant to this paragraph, then the Issuer shall have the right to redeem the Affected Notes at any time in whole, but not in part, at their Early Redemption Amount (Tax) together with accrued interest, if any, subject to the provisions of the last three sentences of the immediately preceding paragraph. If Heller (in its relevant capacity as aforesaid) elects to pay additional interest pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem the Affected Notes in whole, but not in part, at their Early Redemption Amount (Tax), together with accrued interest, if any, subject to the provisions of the last three sentences of the immediately preceding paragraph. The foregoing sentence shall not apply to any Notes issued by Heller Canada. Any redemption payments made by Heller (in its relevant capacity as aforesaid) pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of Heller (in its relevant capacity as aforesaid) to pay additional interest pursuant to this paragraph. If the Affected Notes are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after publication of the notice of redemption, as the Issuer shall specify by notice to the Fiscal Agent at least 60 days prior to the Redemption Date.

(c)	Redemption at the option of the Issuer: If the Call Option is specified in the relevant Pricing Supplement as being applicable, the Notes may be redeemed at the option of the Issuer in whole or, if so specified in the relevant Pricing Supplement, in part on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the Issuer's giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(d)	Partial redemption: If the Notes are to be redeemed in part only on any date in accordance with Condition 10(c) (Redemption at the option of the Issuer), the Notes to be redeemed shall be selected by the drawing of lots in such place as the Fiscal Agent approves and in such manner as the Fiscal Agent considers appropriate, subject to compliance with applicable law and the rules of each stock exchange on which the Notes are then listed, and the notice to Noteholders referred to in Condition 10(c) (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed. If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Pricing Supplement, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.

(e)	Redemption at the option of Noteholders: If the Put Option is specified in the relevant Pricing Supplement as being applicable, the Issuer shall, at the option of the holder of any Note, redeem such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 10(e), the holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed

Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which a Note is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 10(e) (Redemption at the option of Noteholders), may be withdrawn; provided, however, that if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 10(e) (Redemption at the option of Noteholders), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.

(f)	No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) to (e) above.

(g)	Early redemption of Zero Coupon Notes: Unless otherwise specified in the relevant Pricing Supplement, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i) the Reference Price; and

(ii) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Pricing Supplement for the purposes of this Condition 10(g) (Early Redemption of Zero Coupon Notes) or, if none is so specified, a Day Count Fraction of 30E/360.

(h)	Purchase: The Issuer or (where the Issuer of the Notes is Heller Canada) the Guarantor or any of their respective Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith.

(i)	Cancellation: All Notes so redeemed or purchased by the Issuer or (where the Issuer of the Notes is Heller Canada) the Guarantor or any of their respective Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

11.	Payments

(a)	Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Notes at the Specified Office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency.

(b)	Interest: Payments of interest shall, subject to paragraph (h) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons (if any) at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) above.

(c)	Payments in New York City: In respect of Notes denominated in U.S. dollars only, payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the expectation that such Paying Agents will be able to make payment of the full amount of principal and interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such principal or interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law (including the TEFRA D Rules, if applicable). Notwithstanding the foregoing, payments in U.S. dollars may be made by transfer to an account maintained by the payee outside the United States, and payments will be made by transfer to an account maintained by the payee in the United States only if the payee is an exempt recipient described in U.S. Treasury regulation section 1.6049-4(c)(1)(ii) and is also a financial institution described in U.S. Treasury regulation section 1.163-5(c)(2)(v)(B)(2) that is receiving such payment as a step in the clearance of funds and such interest is promptly credited to an account maintained outside the United States for such financial institution or for persons for which the financial institution has collected such interest. Payments by cheque will in no event be mailed to a United States address.

(d)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)	Deductions for unmatured Coupons: If the relevant Pricing Supplement specifies that the Fixed Rate Note Provisions are applicable and a Note is presented without all unmatured Coupons relating thereto:

(i) if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

	(ii)	if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:

		(A)	so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the "Relevant Coupons") being equal to the amount of principal due for payment; provided, however, that where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

		(B)	a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.

Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.

(f)	Unmatured Coupons void: If the relevant Pricing Supplement specifies that this Condition 11(f) is applicable or that the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are applicable, on the due date for final redemption of any Note or early redemption of such Note pursuant to Condition 10(b) (Redemption for tax reasons), Condition 10(c) (Redemption at the option of the Issuer), Condition 10(d) (Partial Redemption), Condition 10(e) (Redemption at the option of Noteholders), or Condition 13 (Events of Defaul t), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

(g)	Payments on business days: If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(h)	Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted by paragraph (c) above).

(i)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(j)	Exchange of Talons: On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Notes, the Talon forming part of such Coupon Sheet may be exchanged at the Specified Office of the Fiscal Agent or the Paying Agent with its Specified Office in Luxembourg for a further Coupon Sheet (including, if appropriate, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 14 (Prescription)). Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.

12.	Taxation

(a)	The Issuer or (where the Issuer of the Notes is Heller Canada) the Guarantor will, subject to the exceptions and limitations set forth below, pay as additional interest to the holder of any Note, Coupon or Talon such amounts as may be necessary so that every net payment on such Note, Coupon or Talon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment to the Relevant Jurisdiction, will not be less than the amount provided in such Note, Coupon or Talon to be then due and payable.

(b)	Exceptions Relating to United States Taxes: However, Heller (in its capacity either as Issuer or Guarantor) will not be required to make any such payment of additional interest for or on account of:

(i) any tax, assessment or other government charge that would not have been imposed but for (A) the existence of any present or former connection between a Noteholder or Couponholder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holders, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade of business or present therein or having or having had a permanent establishment therein or (B) such Noteholder or Couponholder's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organisation with respect to the United States, passive foreign investment company, controlled foreign corporation or as a corporation that accumulates earnings to avoid United States federal income tax; or

(ii) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or other governmental charge; or

	(iii)	any tax, assessment or other governmental charge that would not have been imposed but for:

		(A)	the presentation by the holder of a Note, Coupon or Talon for payment more than 10 days after the Relevant Date; or

		(B)	a change in law, regulation or administrative or judicial interpretation that becomes effective more than 10 days after the payment becomes due or is duly provided for, whichever occurs later; or

	(iv)	any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Note, Coupon or Talon; or

	(v)	any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Note, Coupon or Talon, if such payment can be made without such deduction or withholding by any other Paying Agent; or

	(vi)	any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with (A) certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or the beneficial owner of a Note, Coupon or Talon if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or (B) any other certification, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge; or

	(vii)	any tax, assessment or other governmental charge imposed on a holder that actually owns or is deemed to own 10 per cent, or more of the combined voting power of all classes of stock of Heller or that is a controlled foreign corporation relating to Heller through stock ownership; or

	(viii)	a payment on a Note, Coupon or Talon to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of such Note, Coupon or Talon; or

	(ix)	any combination of sub-paragraphs (i) to (viii) above.

(c)	Exceptions Relating to Canadian Taxes: However (where the Issuer of the Notes is Heller Canada) Heller Canada will not be required to make any such payment of additional interest for or on account of:

	(x)	any tax, assessment or other government charge that is payable by reason of the Noteholder or the Couponholder having any present or former connection with Canada otherwise than merely by the holding or use or ownership or deemed holding or use outside Canada or ownership as a non-resident of Canada of such Note or Coupon or otherwise than merely by reason of the fact that payments in respect of the Guarantee are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the United States; or

	(xi)	any tax, assessment or other government charge that is payable by reason of the Noteholder or the Couponholder being a person with whom Heller Canada is not dealing at arm's length (within the meaning of the Income Tax Act (Canada)).

13.	Events of Default

(a)	If any of the following events occurs:

	(i)	Non-payment of principal: the Issuer defaults in the payment of principal or premium, if any, on any Note at its maturity, upon redemption (if applicable) or otherwise; or

	(ii)	Nonpayment of interest: the Issuer defaults in the payment of any interest upon any Note or any payment with respect to the Coupons, if any, when and as it becomes payable, and continuance of such default for a period of 30 days; or

	(iii)	Breach of other obligations: the Issuer or the Guarantor (if applicable) defaults in the performance or observance of any covenant or agreement in these Conditions, the Guarantee (if applicable) or in the Agency Agreement and such default continues for a period of 60 days; or

	(iv)	Cross-default:

		(A)	an event of default with respect to any other Series of Notes; or

		(B)	a default under any bond, debenture, note or other evidence of Indebtedness issued, assumed or guaranteed by Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada having unpaid principal in excess of U.S.$2,000,000 (or its equivalent in other currencies) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, which Event of Default or default, as the case may be, in either such case, shall have resulted in such other Series of Notes or such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such other Series of Notes or such Indebtedness having been discharged or such declaration of acceleration having been rescinded or annulled within a period of 60 days after there shall have been given, by registered or certified mail, to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada by the

holders of at least 25 per cent. in aggregate principal amount of the outstanding Notes of such Series, a written notice specifying such Event of Default or default, as the case may be, and requiring Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder, unless at the end of such 60-day period and thereafter the Event of Default or default is being contested in good faith by Heller or (where the Issuer of the Notes is Heller Canada) Heller Canada; or

(v)	Insolvency of Heller: the entry of a decree or order for relief in respect of Heller by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws, as now or hereafter constituted, or any other applicable U.S. Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of Heller or substantially all of its property, or ordering the winding up or liquidation of its affairs; or

(vi)	Voluntary insolvency of Heller: the commencement by Heller of a voluntary case under the U.S. Federal bankruptcy laws, as now or hereafter constituted, or any other applicable U.S. Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Heller or for substantially all of its property, or the making by it of an assignment for the benefit of its creditors; or

(vii)	Guarantee not in force: where the Issuer of the Notes is Heller Canada, the Guarantee is not (or is claimed not to be by Heller) in full force and effect; or

(viii)	Insolvency of Heller Canada: where the Issuer of the Notes is Heller Canada, (i) Heller Canada or any of its Subsidiaries becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of Heller Canada or any of its Subsidiaries or the whole or a substantial part of the undertaking, assets and revenues of Heller Canada or any of its Subsidiaries is appointed (or application for any such appointment is made), (iii) Heller Canada or any of its Subsidiaries takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Indebtedness or any guarantee of any Indebtedness given by it or (iv) Heller Canada or any of its Subsidiaries ceases or threatens to cease to carry on all or any substantial part of its business (otherwise than, in the case of a Subsidiary of Heller or a Subsidiary of Heller Canada, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(ixi)	Winding up of Heller Canada: where the Issuer of the Notes is Heller Canada, an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of Heller Canada or any of its Subsidiaries (otherwise than, in the case of a Subsidiary of Heller Canada or a Subsidiary of Heller, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

	(x)	Other specified events: the occurrence of any other event of default with respect to the Notes of such Series as provided in the relevant Pricing Supplement.

No event of default with respect to Notes of a particular Series shall constitute an event of default with respect to Notes of any other Series, except with respect to an event of default under subparagraphs (iii), (iv), (v), (vi), (viii) and (ix) of this Condition 13(a) (Events of Default).

(b)	If an event of default with respect to the Notes of a particular Series at the time outstanding occurs and is continuing, then in every such case the holders of not less than 25 per cent. in principal amount of the outstanding Notes of such Series may declare the Early Redemption Amount (Default) (being the amount so specified in the applicable Pricing Supplement and if no such amount is specified, the principal amount thereof) and all accrued but unpaid interest on the Notes to be due and payable immediately, by a notice in writing to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada and to the Fiscal Agent, and upon any such declaration such Early Redemption Amount (Default) (or other specified amount) and interest shall become immediately due and payable. Upon payment of such amounts in the currency in which such Notes are denominated, all obligations of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada in respect of payment of principal and interest on such Notes shall terminate.

At any time after such a declaration of acceleration of the Notes of a Series has been made and before a judgment or decree for payment has been obtained, the holders of a majority in principal amount of the outstanding Notes of such Series, by written notice to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada may, on behalf of all Noteholders of such Series, waive such event of default and rescind and annul such declaration and its consequences if:

	(i)	Heller or Heller Canada has paid or deposited with the Fiscal Agent a sum in the currency in which such Notes are denominated sufficient to pay:

		(A)	all overdue installments of interest on such Notes or all overdue payments with respect to any related Coupons;

		(B)	the amounts of principal (and premium, if any, on) such Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate prescribed therefor in these Conditions;

		(C)	to the extent that payment of such interest is lawful, interest upon overdue installments of interests on each such Note or upon overdue payments on any Coupons at the rate or rates prescribed therefor in such Notes or Coupons; and

	(D)	all sums paid or advanced by the Paying Agents and the reasonable compensation, expenses, disbursements and advances of the Paying Agents; provided, however, that all sums payable under this sub-paragraph (D) shall be paid in U.S. dollars; and

	(ii)	all events of default with respect to such Notes, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Condition 17 (Meeting of Noteholders and Waiver). No such recission and waiver shall affect any subsequent default or impair any right consequent thereon.

For all purposes under these Conditions, if a portion of the principal of any Zero Coupon Note shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Zero Coupon Note shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Zero Coupon Note.

14.	Prescription

Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date.

15.	Replacement of Notes and Coupons

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Fiscal Agent (and, if the Notes are then listed on any stock exchange whose rules requires the appointment of a Paying Agent in any particular place, the Paying Agent having its Specified Office in the place required by the rules of such stock exchange), subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

16.	Agents

In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents act solely as agents of Heller and Heller Canada and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

The initial Paying Agents and their initial Specified Offices are listed below. The initial Calculation Agent (if any) is specified in the relevant Pricing Supplement. Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada reserve the right at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor fiscal agent or Calculation Agent and additional or successor paying agents; provided, however, that Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall at all times maintain:

(i) a Fiscal Agent; and

(ii) if a Calculation Agent is specified in the relevant Pricing Supplement, a Calculation Agent;

(iii) if and for so long as the Notes are listed on any stock exchange whose rules requires the appointment of a Paying Agent in any particular place, a Paying Agent having its Specified Office in the place required by the rules of such stock exchange; and

(iv) a Paying Agent in a place of payment located outside the United States.

Notice of any change in any of the Paying Agents, the Calculation Agent or in their respective Specified Offices shall promptly be given to the Noteholders in accordance with Condition 19 (Notice s).

17.	Meetings of Noteholders and Waiver

(a)	Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and, if applicable, the Guarantor (in such case acting together) and shall be convened by it upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more Persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

(b)	Modification: The Notes and these Conditions may be amended without the consent of the Noteholders or the Couponholders to correct a manifest error. In addition, the parties to the Agency Agreement may agree to modify any provision thereof (including, without limitation, the Guarantee), but the Issuer and, if applicable, the Guarantor (in such case acting together) shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

18.	Further Issues

The Issuer may from time to time, without the consent of the Noteholders or the Couponholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

19.	Notices

Notices to the Noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or in either case, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

20.	Currency Indemnity

If any sum due from the Issuer in respect of the Notes or the Coupons or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under these Conditions or such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Notes, the Issuer shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuer and shall give rise to a separate and independent cause of action.

21.	Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Pricing Supplement), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

22.	Redenomination

(a)	Application: This Condition 22 (Redenomination) is applicable to the Notes only if it is specified in the relevant Pricing Supplement as being applicable.

(b)	Notice of redenomination: If the country of the Specified Currency is, becomes, or announces its intention to become, a Participating Member State, the Issuer may, without the consent of the Noteholders and Couponholders, on giving at least 30 days' prior notice to the Noteholders and the Paying Agents, designate a date (the "Redenomination Date"), being an Interest Payment Date under the Notes falling on or after the date on which such country becomes a Participating Member State.

(c)	Redenomination: Notwithstanding the other provisions of these Conditions, with effect from the Redenomination Date:

	(i)	the Notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a principal amount for each Note equal to the principal amount of that Note in the Specified Currency, converted into euro at the rate for conversion of such currency into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations); provided, however, that, if the Issuer determines, with the agreement of the Fiscal Agent that then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from that specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders and Couponholders, each stock exchange (if any) on which the Notes are then listed and the Paying Agents of such deemed amendments;

	(ii)	if Notes have been issued in definitive form:

	(A)	all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date (the "Euro Exchange Date") on which the Issuer gives notice (the "Euro

Exchange Notice") to the Noteholders that replacement Notes and Coupons denominated in euro are available for exchange (provided that such Notes and Coupons are available) and no payments will be made in respect thereof;

		(B)	the payment obligations contained in all Notes denominated in the Specified Currency will become void on the Euro Exchange Date but all other obligations of the Issuer thereunder (including the obligation to exchange such Notes in accordance with this Condition 22 (Redenomination)) shall remain in full force and effect; and

		(C)	new Notes and Coupons denominated in euro will be issued in exchange for Notes and Coupons denominated in the Specified Currency in such manner as the Fiscal Agent may specify and as shall be notified to the Noteholders in the Euro Exchange Notice; and

	(iii)	all payments in respect of the Notes (other than, unless the Redenomination Date is on or after such date as the Specified Currency ceases to be a sub-division of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro by cheque drawn on, or by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any Member State of the European Communities.

(d)	Interest: Following redenomination of the Notes pursuant to this Condition 22 (Redenomination), where Notes have been issued in definitive form, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate principal amount of the Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder.

(e)	Interest Determination Date: If the Floating Rate Note Provisions are specified in the relevant Pricing Supplement as being applicable and Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Rate(s) of Interest is/are to be determined, with effect from the Redenomination Date the Interest Determination Date shall be deemed to be the second TARGET Settlement Day before the first day of the relevant Interest Period.

23.	Consolidation or Merger

So long as any of the Notes remain outstanding, Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

	(i)	the corporation formed by such consolidation or into which Heller and/or (where the Issuer of the Notes is Heller Canada) Heller Canada is merged or the person which shall have acquired by conveyance or transfer, or which leases, such properties and assets is a corporation, partnership, limited liability company or trust organised and existing under the laws of any Relevant Jurisdiction, and shall assume payment of the principal of, and premium, if any, and interest, if any, under the Notes and, if applicable, the Guarantee and the performance or observance of every covenant to be performed or observed by the Issuer under the Notes;

(ii) immediately thereafter, neither an event of default (or event which, with notice or lapse of time, or both, would be such) nor a breach of the Agency Agreement (including, without limitation, where applicable, the Guarantee) shall have occurred and be continuing; and

(iii) Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall have delivered to the Fiscal Agent (I) a certificate signed by an officer of Heller (in its capacity as either Guarantor or Issuer) and (II) a legal opinion from lawyers of recognised standing in the Relevant Jurisdiction, each stating that such consolidation, merger, conveyance, transfer and/or such lease comply with this Condition 23 (Consolidation or Merger) and that all conditions precedent are satisfied.

If any such transaction were to occur, then, provided that Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada has complied with the foregoing conditions, Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada would (except in the case of a lease) be discharged from all of its respective obligations and covenants under the Notes, any Coupons and the Agency Agreement (including, without limitation, where applicable, the Guarantee).

24.	Interest Act of Canada Disclosure

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Note issued by Heller Canada (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

25.	Substitution

(a)	This Condition 25 (Substitution) is applicable solely to Notes issued by Heller Canada.

(b)	By purchasing or otherwise acquiring the Notes or Coupons (or a beneficial interest therein), each Noteholder and Couponholder (including any holder of a beneficial interest therein) shall thereby consent and agree that the Guarantor may, without any further consent or agreement of such Noteholder or Couponholder (including any holder of a beneficial interest therein) be entitled at any time to substitute for Heller Canada itself as principal obligor (the "Substituted Obligor") in respect of all obligations arising from or in connection with the Notes and Coupons provided that:

(i)	the Fiscal Agent and other Agents under the Agency Agreement:

	(A)	are satisfied that Heller is not in default in the performance or observance of any covenant or agreement in these Conditions, the Guarantee or the Agency Agreement; and

	(B)	agree to the terms of substitution;

(ii)	the Substituted Obligor shall deliver a notice of substitution (the "Notice of Substitution"), the form of which is set forth in Schedule 6 of the Agency Agreement, and such other agreements or documents, if any, as may then be necessary to give effect to the substitution (the "Documents") and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favour of each Noteholder (of Notes issued by Heller Canada) to be bound by the Conditions of such Notes and the Agency Agreement as the issuer and principal obligor in respect of such Notes;

(iii)	a legal opinion shall have been delivered to the Fiscal Agent (from whom copies will be available to Noteholders) from lawyers of recognised standing confirming that upon the substitution taking place (A) the requirements of this Condition 25 (Substitution), save as to the giving of notice to the Noteholders, have been met, (B) such Notes and the Agency Agreement are legal, valid, binding and enforceable obligations of the Substituted Debtor (subject to all applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles), (C) the Substituted Obligor is validly incorporated under the law of the State of Delaware, United States of America and (D) that the Substituted Obligor has (if necessary) obtained all necessary governmental and regulatory approvals and consents for the substitution and for the entry into and performance of the Documents; and

(iv)	if the Notes are listed on the Luxembourg Stock Exchange or any other stock exchange, such stock exchange shall have confirmed to Heller and the Fiscal Agent that, after giving effect to such substitution, the Notes shall continue to be listed on such stock exchange.

The Guarantor hereby represents, warrants, undertakes and agrees that upon such substitution of itself as the Substituted Obligor as described in this Condition 25(b) (Substitutio n), it shall, immediately thereupon (x) be bound by, and shall comply with and fully perform, the Conditions of such Notes as the issuer thereof and principal obligor thereunder, and (y) be bound by, and shall comply with and fully perform, the provisions of the Agency Agreement relating to such Notes as the issuer and principal obligor in respect thereof.

(c)	Upon the execution of the Documents (if any) and the delivery of the legal opinion referred to in paragraph (b) of this Condition 25 (Substitution), the Substituted Obligor shall be deemed to be named in the Notes issued by Heller Canada as the issuer and principal obligor in place of Heller Canada and it shall thereupon assume all of the rights and obligations of Heller Canada under the Agency Agreement and (ii) Heller Canada shall be released from all of its obligations under such Notes and the Agency Agreement. References in these Conditions to the Issuer shall from then on be deemed to refer to the Substituted Obligor.

(d)	Notification of any such substitution shall be provided in accordance with Condition 19 (Notices) within 5 days of the execution of such Documents and/or the delivery of the legal opinion referred to in paragraph (b) of this Condition 25 (Substitution).

(e)	Counterparts of the Documents, if any, shall be deposited with and held by the Fiscal Agent for so long as any of such Notes originally issued by Heller Canada remain outstanding and for so long as any claim made against the Substituted Obligor or the Guarantor by any Noteholder or Couponholder (or any holder of a beneficial interest therein) in relation to such Notes or the Documents, if any, shall not have been finally adjudicated, settled or discharged.

26.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and the guarantee are governed by, and shall be construed in accordance with, the laws of the State of New York.

(b)	Jurisdiction: Each of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada agrees for the benefit of the Noteholders that the courts of the State of New York and the federal courts of the United States in the State of New York, in each case sitting in the Borough of Manhattan in the City of New York, shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Notes (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c)	Process agent: Each of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada agrees that the process by which any Proceedings in New York are begun may be served on it by being delivered to CT Corporation System, 111 Eighth Avenue, New York New York 10011 (in the case of Heller) or to Corporation Service Company at 80 State Street, Albany, New York, 12207 (in the case of Heller Canada) or, if different, its registered office for the time being or at any address of the Issuer in New York. If such Person is not or ceases to be effectively appointed to accept service of process on behalf of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada, each of Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada shall, on the written demand of any Noteholder addressed to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada and delivered to Heller or to the Specified Office of the Fiscal Agent, appoint a further Person in New York to accept service of process on its behalf and, failing such appointment within 15 days, any Noteholder shall be entitled to appoint such a Person by written notice addressed to Heller and (where the Issuer of the Notes is Heller Canada) Heller Canada and delivered to Heller or to the Specified Office of the Fiscal Agent. Nothing in this paragraph shall affect the right of any Noteholder to serve process in any other manner permitted by law.

(d)	Non-exclusivity: The submission to the jurisdiction of the courts referred to above shall not (and shall not be construed so as to) limit the right of any Noteholder to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

    SCHEDULE 9

    FORM OF DEFINITIVE NOTE

    [THIS NOTE CONSTITUTES [COMMERCIAL PAPER]/[A SHORTER/LONGER] TERM DEBT SECURITY] ISSUED IN ACCORDANCE WITH THE REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987]1

    [currency] [On the face of the Note:] [denomination]

    ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE of 1986.

    [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
    (incorporated in [the State of Delaware, United States of America/Canada)]

    [currency][amount] Notes due [maturity]

    issued under

    U.S.$2,000,000,000
    Euro Medium-Term Note Programme

    [unconditionally and irrevocably guaranteed by
    HELLER FINANCIAL, INC.
    (incorporated in the State of Delaware, United States of America)]

    This Note is one of a series of notes (the "Notes") of [                        ] (the "Issuer") described in the pricing supplement (the "Pricing Supplement") a copy of [the relevant particulars of] which is endorsed on this Note. Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Pricing Supplement, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Note. [The Notes are guaranteed by the Guarantor in the Agency Agreement.]

    The Issuer, for value received, promises to pay to the bearer of this Note the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Pricing Supplement), and to pay interest on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts

[1]	Insert if the issue proceeds are accepted in the U.K.

    payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

    This Note shall not be valid for any purpose until it has been authenticated for and on behalf of Deutsche Bank AG London as fiscal agent.

    THIS NOTE IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    [The Issuer of this Note is [Heller Financial, Inc/Heller Financial Canada, Inc.], which is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997). Repayment of the principal and payment of any interest or premium in connection with this Note has [not] been guaranteed [by Heller Financial, Inc.] which is not an authorised institution or a European authorised institution (as such terms are defined in the Banking Act 1987 (Exempt Transaction) Regulation of 1997).2

    AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

    [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]

    By:              ..............................

        [manual or facsimile signature]
        (duly authorised)]

    ISSUED on the Issue Date

    AUTHENTICATED for and on behalf of
    Deutsche Bank AG London as fiscal agent without
    recourse, warranty or liability

    By:              ..............................

        [manual signature]
        (duly authorised)

[2]	Insert if the issue proceeds are accepted in the U.K.

    [On the reverse of the Note:]

    PRICING SUPPLEMENT

    The following is a copy of [the relevant particulars of] the Pricing Supplement.

    TERMS AND CONDITIONS

    [As set out in the Offering Circular]

    [At the foot of the Terms and Conditions:]

    FISCAL AGENT

    Deutsche Bank AG London
    Winchester House
    1 Great Winchester Street
    London EC2N 2DB

    PAYING AGENT
    Deutsche Bank Luxembourg S.A.
    2 Boulevard Konrad Adenauer
    L-115 Luxembourg

    [FORM OF NOTATION RELATING TO GUARANTEE]

    [GUARANTEE]

    Heller Financial, Inc. (and any successor of Heller Financial, Inc.) has unconditionally and absolutely guaranteed, to the extent set forth in, and subject to the provisions in the Amended and Restated Agency Agreement (the "Agency Agreement") the due and punctual payment of principal and interest on this Note and any other amounts due and payable under the Agency Agreement and hereunder of Heller Financial Canada, Ltd. and further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by a Noteholder in enforcing its rights under the Guarantee. In case of the failure of Heller Financial Canada, Ltd. punctually to perform or make any such payment, the Guarantor hereby agrees to cause such payment and performance to be made punctually.

    The obligations of the Guarantor to the Noteholders pursuant to the Guarantee and the Agency Agreement are expressly set forth in Clause 17 of the Agency Agreement and reference is hereby made to the Agency Agreement for the precise terms of the Guarantee. The Guarantor has the right under Condition 25, at any time, to substitute itself for Heller Canada as issuer and principal obligor under this Note. Capitalised terms used herein and not defined herein have the meanings ascribed thereto in the Agency Agreement.

    HELLER FINANCIAL, INC.

    By:       [manual/facsimile signature]
                    (duly authorized)

      Form of Coupon

      [On the face of the Coupon:]1

      [For Fixed Rate Notes]

      [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
      [currency][amount] [fixed rate] Notes due [maturity]
      [guaranteed by HELLER FINANCIAL, INC.]

      Coupon for [currency][amount of interest payment] due on [interest payment date].

      Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

      [For Floating Rate Notes]

      [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
      [currency][amount] Floating Rate Notes due [maturity]
      [guaranteed by HELLER FINANCIAL, INC.]

      This Coupon relates to a Note in the denomination of [currency] [amount].

      Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

      Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

      The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon. In such event, this Coupon shall become void and no payment will be made in respect hereof.

[1]	As a prefix to the Coupon number the letters "AX" must appear if interest is subject to Canadian withholding tax and "F" must appear if not subject to Canadian withholding tax. The letters will be printed indelibly in gothic or similar style capital letters of seven point or larger size.

      ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

      [On the reverse of the Coupon:]

Fiscal Agent:	Deutsche Bank AG London, Winchester House, 1 Great Winchester Street, London, EC2N 2DB

Paying Agent:	Deutsche Bank Luxembourg S.A., 2 Boulevard Konrad Adenauer, L-115 Luxembourg

      Form of Talon

      [On the face of the Talon:]1

      [HELLER FINANCIAL, INC./HELLER FINANCIAL CANADA, LTD.]
      [currency][amount] [fixed rate floating Rate] Notes due [maturity]
      [guaranteed by HELLER FINANCIAL INC.]
      Talon for further Coupons.

      On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the fiscal agent shown on the reverse of this Talon (or any successor fiscal agent appointed from time to time in accordance with the terms and conditions (the "Conditions") of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).

      The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon. In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.

      [ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.]

      [On the reverse of the Talon:]

Fiscal Agent:	Deutsche Bank AG London, Winchester House, 1 Great Winchester Street, London, EC2N 2DB

Paying Agent:	Deutsche Bank Luxembourg S.A., 2 Boulevard Konrad Adenauer, L-115 Luxembourg

[1]	As a prefix to the Coupon number the letters "AX" must appear if interest is subject to Canadian withholding tax and "F" must appear if not subject to Canadian withholding tax. The letters will be printed indelibly in gothic or similar style capital letters of seven point or larger size.